UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intrepid Potash, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202
April 17, 2026
Dear Stockholder:
We cordially invite you to attend the 2026 Annual Meeting of Stockholders of Intrepid Potash, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 28, 2026, at 10:00 a.m. Mountain Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IPI2026, where you will be able to listen to the Annual Meeting live, submit questions, and vote.
You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending them a full set of printed materials. The Notice tells you how to access and review the important information contained in the proxy materials on the internet and how to request to receive a printed copy of our proxy materials. The Notice also tells you how to vote on the internet or by phone prior to the Annual Meeting.
Your vote is important. We hope you will attend the Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may submit your vote three ways: first, as indicated above, you may vote on the internet or by phone prior to the meeting; second, vote by mail, if you timely request to receive printed copies of these proxy materials in the mail; finally, you are able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/IPI2026 and can be found in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?” in the proxy statement.
Very truly yours,

Kevin S. Crutchfield
Chief Executive Officer

Barth E. Whitham
Chair of the Board of Directors

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date May 28, 2026 at 10:00 a.m. Mountain Time	Place Virtual meeting conducted exclusively via live webcast at www.virtualshare holdermeeting.com/IPI2026	Record Date Only holders of record of our common stock on April 7, 2026, are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Items of Business
1.	To elect two Class III directors nominated by our Board of Directors to serve three-year terms expiring at our 2029 Annual Meeting of Stockholders;
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Voting
Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.virtualshareholdermeeting.com/IPI2026 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2026:
This Notice, our proxy statement, and our 2025 annual report are available at www.proxyvote.com.
By Order of the Board of Directors,

Kevin S. Crutchfield
Chief Executive Officer
Denver, Colorado
April 17, 2026

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202 (303) 296-3006
Proxy Statement
Questions and Answers about the Annual Meeting and Voting
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held on Thursday, May 28, 2026, at 10:00 a.m. Mountain Time, online at www.virtualshareholdermeeting.com/IPI2026. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IPI2026 and entering your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions. Only stockholders with a valid control number will be able to attend the Annual Meeting and vote and ask questions.
This proxy statement will first be made available to stockholders on or about April 17, 2026.
When we use the term “Intrepid,” “us,” “we,” or “our,” we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
What matters will be voted on at the Annual Meeting?
We will ask stockholders to vote on the following matters at the Annual Meeting:
(1)	To elect two Class III directors nominated by our Board to serve three-year terms expiring at our 2029 Annual Meeting of Stockholders (Proposal 1);
(2)	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2026 (Proposal 2);
(3)	To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
(4)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Who can vote?
Stockholders of record at the close of business on the record date of April 7, 2026 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, we had 13,433,741 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the Annual Meeting.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for the 10 days prior to the Annual Meeting at our principal executive office, 707 17th Street, Suite 4200, Denver, Colorado 80202.
Intrepid Potash, Inc.   1   2026 Proxy Statement

How do I vote?
Stockholder of Record
If you are a stockholder of record, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2026.
If you decide to vote by attending the Annual Meeting, a summary of the information you need to attend the Annual Meeting online is provided below:
•	You will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials to attend and participate in the Annual Meeting.
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The Annual Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:30 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

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The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•	Instructions and assistance with questions regarding how to attend and participate via the internet will be provided at www.virtualshareholdermeeting.com/IPI2026 on the day of the Annual Meeting.
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Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.intrepidpotash.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

Beneficial Holder
If you are a beneficial holder, you can vote prior to the Annual Meeting by following the voting instructions you received from your broker, bank, or other nominee in the mail or by email. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible.
If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank, or other nominee may not vote your shares on any of the proposals without your instructions, other than the ratification of the appointment of our independent registered public accounting firm. Please be sure to return your voting instructions to your broker, bank, or other nominee so that your vote is counted. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.
As the beneficial holder, you may attend the Annual Meeting as a “Guest” at www.virtualshareholdermeeting.com/IPI2026, but you may not vote your shares online or otherwise participate at the Annual Meeting unless you have requested and obtained a valid proxy from your bank, broker, or other nominee.
Multiple Holdings
If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.
What is the difference between a stockholder of record and a beneficial holder?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Intrepid Potash, Inc.   2   2026 Proxy Statement

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are the stockholder of record for those shares and are receiving proxy materials directly from us.
Beneficial Holder
If your shares are held in a stock brokerage account, by a bank, or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. If your shares are held in “street name,” you should direct your bank, broker, or other nominee on how to vote your shares according to the voting instructions your bank, broker, or other nominee has provided to you, or, if you wish to vote at the Annual Meeting, you must contact your broker, bank, or other nominee to obtain a valid proxy. Without a valid proxy from your bank, broker, or other nominee, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date.
Can I change or revoke my vote?
If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:
•	submitting a new proxy with a later date using any of the available methods described above by the applicable deadline;
•	providing a written revocation to our Corporate Secretary, which must be received prior to the vote; or
•	voting online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/IPI2026.
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee following the instructions they provided to you. If you have received a valid proxy from your bank, broker, or other nominee, you may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the voting power of our issued and outstanding capital stock are present at the Annual Meeting in person (including by means of remote communication) or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under NYSE rules.
How will my shares be voted at the Annual Meeting?
Your shares will be voted in accordance with your properly submitted instructions.
Stockholders of Record
If you are a stockholder of record and you submit a duly executed proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1, and in favor of each of Proposals 2 and 3, in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.
Beneficial Holders and Broker Non-Votes
If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026 (Proposal 2). However, they do not have the discretion to vote your
Intrepid Potash, Inc.   3   2026 Proxy Statement

shares on non-routine matters, including the other proposals up for a vote (Proposals 1 and 3). The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered votes cast on the particular matter.
What are the voting requirements for each matter?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect two Class III directors nominated by our Board to serve three-year terms expiring at our 2029 Annual Meeting of Stockholders	More votes cast FOR than AGAINST	No effect	No	No effect
(2)	To ratify the appointment of KPMG as our independent registered public accounting firm for 2026	More votes cast FOR than AGAINST	No effect	Yes	Not applicable
(3)	To approve, on an advisory basis, the compensation of our named executive officers	More votes cast FOR than AGAINST	No effect	No	No effect

What are the recommendations of the Board?
Our Board recommends that you vote:
•	“FOR” the Class III directors nominated by our Board to serve three-year terms expiring at our 2029 Annual Meeting of Stockholders (Proposal 1);
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026 (Proposal 2); and
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3).
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Who will pay the costs of soliciting votes for the Annual Meeting?
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay $14,500 to Alliance Advisors, LLC for its services, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries. These organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.
How can I find the results of the voting after the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Intrepid Potash, Inc.   4   2026 Proxy Statement

PROPOSAL 1
Election of Directors
Current Board Composition
Our Board consists of eight directors divided into three classes, designated as Class I, Class II, and Class III. In accordance with our Third Amended and Restated Bylaws (our “Bylaws”) and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the number of directors of our Board is fixed exclusively by our Board from time to time. The directors are divided as evenly as possible into the three classes. The classes of directors serve for staggered three-year terms.
The current members of the classes are divided as follows:

CLASS I	CLASS II	CLASS III
Terms Expiring at the Annual Meeting in 2027	Terms Expiring at the Annual Meeting in 2028	Terms Expiring at the Annual Meeting in 2026
• Gonzalo M. Avendano	• Mary E. McBride	• Kevin S. Crutchfield
• Chris A. Elliott	• Barth E. Whitham	• Hugh E. Harvey, Jr.(1)
• Lori A. Lancaster		• William M. Zisch

(1)	On March 1, 2026, Mr. Harvey informed the Board that he will not stand for reelection at the Annual Meeting, therefore, Mr. Harvey’s term will expire on May 28, 2026.
DIRECTOR NOMINATIONS AND QUALIFICATIONS
Our Corporate Governance Guidelines provide that the Nominating, Corporate Governance, Safety, and Sustainability Committee (“Governance Committee”) is responsible for identifying and recommending to our Board director candidates for nomination to our Board, including recommending to our Board nomination of existing directors for additional terms. The Governance Committee seeks independent directors with diverse backgrounds and experiences that it believes will enhance the quality of our Board’s deliberations and decisions. When searching for candidates, the Governance Committee considers the evolving needs of our Board and selects nominees based on individual skills, achievements, and experience. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to perform the duties and responsibilities of a director of our Board and a desire to ensure that the Company’s operations and financial reporting are performed in a transparent manner and in compliance with applicable laws, rules, and regulations.
The Governance Committee has adopted and uses a director’s skills matrix to assist it in evaluating the needs of our Board. The skills matrix assists the Governance Committee in cultivating a diverse Board in terms of background, experience, skill sets, and tenure. The Governance Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend directors that will contribute to our long-term success and effectively represent stockholder interests. When evaluating the nomination of directors for reelection, the Governance Committee also considers the individual’s historic contributions to our Board.
When seeking new director candidates, the Governance Committee may solicit suggestions from incumbent directors, members of management, stockholders, and others. The Governance Committee has authority to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to our Board, it recommends his or her candidacy to the full Board. The Governance Committee will consider stockholder director nominations, but does not alter its criteria for evaluating candidates, including the criteria described above, for stockholder recommended candidates. Stockholders may recommend individuals to the Governance Committee for consideration as director candidates by submitting the names of such individuals, together with appropriate biographical information, background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Governance Committee,
Intrepid Potash, Inc.   5   2026 Proxy Statement

c/o Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the Governance Committee or our Board, by following the procedures set forth below under the heading “Stockholder Proposals.”
The Class III directors elected at the Annual Meeting will serve until the 2029 Annual Meeting of Stockholders. To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted “FOR” the nominee must exceed the number of votes cast “AGAINST” that nominee. Cumulative voting is not permitted in the election of directors. Each nominee this year is a current director. Given their existing service on our Board, each nominee has tendered to our Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and our Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation, including whether to accept or reject the resignation, to our Board. Our Board will consider the recommendation of the Governance Committee and publicly disclose its decision and the rationale behind its decision regarding acceptance or rejection of a nominee’s resignation within 90 days after the date of the certification of the election results.
Our Board strives to appoint directors that provide the Company with an appropriate balance of experience, continuity, and new perspectives to effectively serve Intrepid and its stockholders. Our current directors have a wealth of experience and expertise in the industries in which we operate and bring a variety of perspectives to our Board. In considering the nominees for the Class III directorship, the Governance Committee assessed the overall qualifications of each nominee and the needs of the Company, before making a recommendation regarding nominations to our Board (for more information about our Board committees, please see below under “Corporate Governance-Committees and Meetings”).
Our nominees for the Class III directorship are Kevin S. Crutchfield and William M. Zisch, both of whom are current directors. Our Board nominated Mr. Crutchfield and Mr. Zisch based on the recommendation of the Governance Committee. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our Board. On March 1, 2026, Mr. Harvey informed the Board that he will not stand for reelection at the Annual Meeting and will retire from the Board at the conclusion of his current term. Mr. Harvey’s decision not to seek reelection is not the result of any disagreement with the Company and the Board thanks Mr. Harvey for his service and contributions to the Company over many years.
Intrepid Potash, Inc.   6   2026 Proxy Statement

Nominees for Election
CLASS III DIRECTORS, WITH TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Biographical information for our directors who were nominated by our Board upon the recommendation of our Governance Committee for reelection at the Annual Meeting is set forth below.

KEVIN S. CRUTCHFIELD AGE 65 DIRECTOR since December 2024 CHIEF EXECUTIVE OFFICER since December 2024
EXPERIENCE AND QUALIFICATIONS
Mr. Crutchfield has over three decades of global mining experience and over 20 years of leadership, operating, and technical experience in public company and board of director roles. Mr. Crutchfield brings to our Board his expertise in corporate leadership, financial and operational management, government and regulatory oversight, health and safety management, and industry expertise.

PROFESSIONAL BACKGROUND
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Chief Executive Officer and Director, Intrepid Potash, Inc. (December 2024-Present)

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Chief Executive Officer, President, and Director Compass Minerals International, Inc., a public company that produces minerals for industrial, agricultural, commercial, and consumer markets (2019-2024)

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Chief Executive Officer and Director, Contura Energy, Inc. (n/k/a Alpha Metallurgical Resources), a public company with affiliate mining operations across multiple major coal basins (2016-2019)

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Contura Energy, Inc. was formed after a restructuring of Alpha Natural Resources, Inc., following a Chapter 11 bankruptcy.

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Chief Executive Officer, Alpha Natural Resources, Inc., a public coal production company (2009-2016)

Other positions held at Alpha Natural Resources, Inc.: (2003-2016)
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Director
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President
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Executive Vice President
EDUCATION • B.Sc., Mining and Mineral Engineering, Virginia Tech • Executive Program, University of Virginia Darden School of Business

Intrepid Potash, Inc.   7   2026 Proxy Statement

WILLIAM M. ZISCH AGE 68 INDEPENDENT DIRECTOR since May 2022 COMMITTEES • Nominating, Corporate Governance, Safety, and Sustainability
EXPERIENCE AND QUALIFICATIONS
Mr. Zisch has over 40 years of business experience and an in-depth knowledge of the mining industry. He brings a unique perspective to our Board given his day-to-day involvement in the mining industry and knowledge of our operations.

PROFESSIONAL BACKGROUND
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Professor of Practice and Department Head, Mining Department, Colorado School of Mines (2023-Present)

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Independent Mining Consultant (2019-2023)

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Chief Operating Officer, Argonaut Gold, Inc., a public gold company with a portfolio of multi-stage assets in North America (2016-2019)

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President and Chief Executive Officer, Midway Gold US, Inc., a private company engaged in the exploration and development of gold and silver (2014-2016)

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In 2015, Midway filed for Chapter 11 bankruptcy, which resulted in a Plan of Liquidation that was approved in 2017

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Vice President of Operations, Royal Gold, Inc., a public precious metals streaming and royalty company (2009-2014)

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Vice President of Planning, Newmont Mining Corporation (“Newmont”), a public company that mines gold and other minerals (2007-2009)

Other Positions at Newmont: (1997-2007)
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Vice President of African Operations
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Operations Manager
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Director of Business Management
EDUCATION • B.Sc., Mining Engineering, Colorado School of Mines • MBA, Management, The Wharton School of the University of Pennsylvania

Intrepid Potash, Inc.   8   2026 Proxy Statement

Biographical information for our director whose term expires at the 2026 Annual Meeting that will not stand for reelection at the Annual Meeting is set forth below.

HUGH E. HARVEY, JR. AGE 73 INDEPENDENT DIRECTOR since April 2024 COMMITTEES • Compensation
EXPERIENCE AND QUALIFICATIONS
Mr. Harvey has management experience with Intrepid and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, a unique combination of mining, mineral processing, drilling, field operations and economic evaluation experience, and engineering and operational experience in extractive industries. Mr. Harvey provides our Board with unique insight and experience given his history and institutional knowledge of our company and his expertise in solution mining.

PROFESSIONAL BACKGROUND
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Vice Chair of the Board of Directors, Intrepid Potash, Inc. (2020-2022)

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Other positions held at Intrepid: (2007-2020)
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Executive Vice Chair of the Board
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Chief Operating Officer
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Chief Technology Officer
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Executive Vice President of Technology

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Co-Founder and Manager, Intrepid Mining, Intrepid Potash, Inc.’s predecessor company (2000-2007)

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Founder and Manager, Intrepid Oil and Gas, LLC, a private company that pursued oil and gas exploration opportunities (1996-2018)
EDUCATION • B.Sc., Mining Engineering, Colorado School of Mines • M.Eng., Petroleum Engineering, Colorado School of Mines

Intrepid Potash, Inc.   9   2026 Proxy Statement

DIRECTORS CONTINUING IN OFFICE
Biographical information for our directors continuing in office is set forth below.
CLASS I DIRECTORS, WITH TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

GONZALO M. AVENDANO AGE 58 INDEPENDENT DIRECTOR since January 2025 COMMITTEES • Audit • Nominating, Corporate Governance, Safety, and Sustainability
EXPERIENCE AND QUALIFICATIONS
Mr. Avendano has over 30 years of experience in the finance and wealth management industries. Mr. Avendano brings to our Board his industry knowledge, business expertise, experience with global investment markets, and his unique perspective as an advisor to one of the Company’s largest stockholders.

PROFESSIONAL BACKGROUND
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Investment Advisor, Clearway Capital Management, a private investment advisory firm (2014-Present)

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Owner and Operator, Haras Patagones SRL, private company operating in the agriculture industry (2009-Present)

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Founder and Chief Executive Officer, Silver Mills, LLC, a private investment advisory group (2005-2014)

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Executive Director, UBS AG, a multinational bank (2003-2005)

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Director, Private Wealth Management, Deutsche Bank AG, a multinational bank (1999-2003)

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Investment Representative, Lehman Brothers, Inc., a global investment bank (1997-1999)
EDUCATION • Bachelor in Law, University of Buenos Aires

CHRIS A. ELLIOTT AGE 60 INDEPENDENT DIRECTOR since August 2010 COMMITTEES • Audit • Compensation (Chair)
EXPERIENCE AND QUALIFICATIONS
Mr. Elliott has over 30 years of business experience in the agricultural industry. His experience brings to our Board an in-depth understanding of agricultural markets, regulatory processes, manufacturing, and real estate. Mr. Elliott’s day-to-day involvement in the agricultural industry provides our Board with a unique perspective of our industry and our agricultural customers.

PROFESSIONAL BACKGROUND
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Chief Executive Officer and President,
Naturion, LLC, a private company that invests in environmental restoration (2018-Present)

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Chief Executive Officer, AgCoA, a private company that owned, managed, and operated agricultural real estate (2007-2017)
EDUCATION • B.Sc., University of Illinois • MBA, Columbia University

Intrepid Potash, Inc.   10   2026 Proxy Statement

LORI A. LANCASTER AGE 56 INDEPENDENT DIRECTOR since July 2021 COMMITTEES • Audit • Nominating, Corporate Governance, Safety, and Sustainability (Chair)
EXPERIENCE AND QUALIFICATIONS
Ms. Lancaster has a 20-year investment banking career, during which she advised public and private companies operating in a variety of sectors and regions within the natural resources and global energy industries. Ms. Lancaster executed on over $60 billion of merger, acquisition, and similar transactions in the energy sector during her career and led numerous debt and equity capital markets transactions. Ms. Lancaster’s advisory experience across different representative industry sectors and leadership in our advising strategic transactions provides our Board with a valuable perspective on development and execution of the Company’s strategic and financial objectives.

PROFESSIONAL BACKGROUND
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Independent Consultant and Non-Executive Director to the Energy Sector (2017-Present)

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Managing Director, UBS Securities, LLC, a global investment bank and brokerage firm (2013-2016)

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Managing Director, Nomura Securities, a financial services group and global investment bank (2010-2013)

•
Managing Director, Goldman Sachs & Co. a global investment bank and brokerage firm. (1999-2008)

OTHER CURRENT PUBLIC COMPANY BOARDS
•
Precision Drilling Corporation (NYSE: PDS) (Since 2022)
  •
Member of the Audit Committee
  •
Member of the Nominating and Corporate Governance Committee

EDUCATION
•
BBA, Finance, Texas Christian University

•
MBA, Finance & Strategic Management, University of Chicago Booth School of Business

•
Directorship Certified, NACD (National Association of Corporate Directors)

Intrepid Potash, Inc.   11   2026 Proxy Statement

CLASS II DIRECTORS, WITH TERMS EXPIRING AT THE 2028 ANNUAL MEETING OF STOCKHOLDERS

MARY E. MCBRIDE AGE 70 INDEPENDENT DIRECTOR since May 2020 COMMITTEES • Audit (Chair) • Compensation
EXPERIENCE AND QUALIFICATIONS
Ms. McBride is a senior banking executive with over 30 years of experience in commercial banking. Ms. McBride’s financial expertise and experience with companies in representative industries provides our Board with unique financial perspectives and insights into the industries we serve through sales of potash, water, and oilfield related products.

PROFESSIONAL BACKGROUND
•
President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America (2013-2016)

Other Positions at CoBank: (1993-2013)
  •
Chief Banking Officer
  •
Chief Operating Officer
  •
Executive Vice President, Communications and Energy Banking Group
  •
Senior Vice President and Manager, Operations Division
  •
Senior Vice President and Manager, Corporate Finance Division
  •
Vice President, Loan Policy & Syndications

•
Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., a community bank (1985-1993)

•
Assistant Vice President, Energy & Utilities at First National Bank of Boston (1980-1985)

OTHER CURRENT PUBLIC COMPANY
BOARDS
•
Ellington Credit Company, a residential mortgage REIT (Nasdaq:EARN) (since 2021)
  •
Member of Audit Committee
  •
Member of Nominating and Governance Committee

EDUCATION
•
B.A., Political Science, Wellesley College

•
M.Sc., European Studies, The London School of Economics and Political Science

•
Master of Science, Management, MIT Sloan School of Management

BARTH E. WHITHAM AGE 69 INDEPENDENT DIRECTOR since April 2008 BOARD CHAIR since July 2024 COMMITTEES • Compensation
EXPERIENCE AND QUALIFICATIONS
Mr. Whitham has over 30 years of experience in the energy, banking, and extractive resources industries. Mr. Whitham’s experience with companies in the energy and extractive resources industries provides our Board with a unique perspective into these industries, which we serve through sales of potash, water, and oilfield related products.

PROFESSIONAL BACKGROUND
•
Chief Executive Officer, President, and Director of Enduring Resources, LLC, a private company with exploration and production operations in the United States (2004-Present)

•
President, Chief Operating Officer, and Director of Westport Resources, Corporation, a public upstream energy company that merged with Kerr McGee/Anadarko (1991-2004)

OTHER CURRENT PUBLIC COMPANY BOARDS
•
Ensign Energy Services, Inc. (TSX:ESI.TO) (since 2007)
  •
Member of the Audit Committee
  •
Member of the Compensation Committee
  •
Member of the Health, Safety & Environment Committee

EDUCATION
•
B.Sc., Petroleum Engineering, Colorado School of Mines

•
M.Sc., Economics, Colorado School of Mines

OUR BOARD RECOMMENDS A VOTE “FOR” EACH CLASS III DIRECTOR NOMINEE.

Intrepid Potash, Inc.   12   2026 Proxy Statement

PROPOSAL 2
Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm
The Audit Committee of our Board has appointed KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2026, and our Board is asking our stockholders to ratify this appointment. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of Intrepid and our stockholders.
In selecting KPMG, the Audit Committee considered several factors, including the following:
•	The Audit Committee’s and management’s assessments of KPMG’s performance;
•	KPMG’s independence and integrity; and
•	KPMG’s fees and the quality of services provided to us.
KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2025 and 2024. All of these services and fees were pre-approved by the Audit Committee pursuant to the pre-approval policy and procedures set forth below.

	2025	2024
Audit Fees	$955,000	$1,001,689
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$955,000	$1,001,689

Audit fees include fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our periodic reports; accounting consultations; services related to, or required by, statute or regulation, such as consents; and other audit services related to SEC and other regulatory filings. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the independence of KPMG.
Intrepid Potash, Inc.   13   2026 Proxy Statement

Audit Committee Pre-Approval Policy and Procedures
Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures:
•
If applicable, each year the Audit Committee reviews and pre-approves a schedule of the proposed non-audit services and estimated fees to be provided by the independent accountants during the next annual audit cycle.

•	Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.
•
Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed (unless the services meet the de minimis exception allowed by law).

•	Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Our Board recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026.

Intrepid Potash, Inc.   14   2026 Proxy Statement

Audit Committee Report
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid’s independent registered public accounting firm, (c) the performance of Intrepid’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for Intrepid’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. KPMG LLP (“KPMG”), as Intrepid’s independent registered public accounting firm, is responsible for performing an independent audit of Intrepid’s financial statements in accordance with generally accepted auditing standards and its internal control over financial reporting and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements of Intrepid for the year ended December 31, 2025. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures, the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid’s Annual Report on Form 10-K for the year ended December 31, 2025, that was filed with the SEC.
The Audit Committee

Mary E. McBride (Chair)
Gonzalo M. Avendano
Chris A. Elliott
Lori A. Lancaster
Intrepid Potash, Inc.   15   2026 Proxy Statement

PROPOSAL 3
Advisory Vote to Approve Executive Compensation
We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal is often called a “say-on-pay” vote. We encourage you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide information about our executive compensation program.
We are asking stockholders to approve the following non-binding resolution:
RESOLVED, that the compensation paid to Intrepid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion, is hereby APPROVED.
The say-on-pay vote, which is required by Section 14A of the Securities Exchange Act of 1934, gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee expect to consider the outcome of the vote when making future executive compensation decisions. At our 2025 Annual Meeting, our stockholders expressed support for the compensation of our executives, with 90.4% of the votes cast for advisory approval of our executive compensation.
At our 2023 Annual Meeting of Stockholders, our stockholders supported, on an advisory basis, holding the say-on-pay vote on an annual basis. After considering stockholder support for an annual say-on-pay vote, our Board determined to hold the say-on-pay vote annually. Accordingly, we hold a say-on-pay vote at each of our annual meetings.

Our Board recommends a vote “FOR” the advisory vote to approve the compensation of our named executive officers.

Intrepid Potash, Inc.   16   2026 Proxy Statement

Corporate Governance
Director Independence
Our Board is comprised of a majority of independent directors. Our Board has determined that each of Gonzalo M. Avendano, Chris A. Elliott, Hugh E. Harvey, Jr., Lori A. Lancaster, Mary E. McBride, Barth E. Whitham, and William M. Zisch is an independent director under the rules of the SEC and the NYSE and do not have any material relationship with us other than their position as directors and stockholders. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE’s director independence rules. As our Chief Executive Officer, Kevin S. Crutchfield is not considered an independent director under SEC and NYSE rules.
Board Leadership Structure
Our Bylaws provide for but do not require separation of the roles of Chief Executive Officer and Board Chair, and our Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, the roles of Board Chair and Chief Executive Officer are separated. Mr. Whitham serves as Board Chair, where he has served since July 2024, and Mr. Crutchfield has served as our Chief Executive Officer since December 2024. Prior to being elected as Board Chair, Mr. Whitham served as our Lead Independent Director since September 2020.
Our Board believes that our current leadership structure and the composition of our Board protect stockholder interests and provide independent oversight, while also providing outstanding leadership and direction for our Board and management. All of our directors other than our Chief Executive Officer are “independent” under NYSE standards, as more fully described above. Our Board believes that having an outside, independent director serve as Board Chair is the most appropriate leadership structure for the Board, as it enhances our Board’s independent oversight of management and strategic planning, reinforces our Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of our Board. Moreover, our Board believes an independent Board Chair can more effectively lead our Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide our Board through appropriate governance processes. Our Board may modify the structure as it deems appropriate based on the needs of the Company.
Risk Management
The Board of Directors plays an active role, both collectively and through its committees, in overseeing the assessment and management of the Company’s exposure to a wide range of risks. The Board is responsible for monitoring risks related to accounting, financial reporting, cybersecurity, operations, environmental matters, health, and safety. In collaboration with the Audit Committee, the Board provides oversight of our comprehensive risk management program, which involves conducting regular risk assessments to inform and support our long-term strategic business objectives.
The Audit Committee and management are closely involved in reviewing and updating our information security strategies to address evolving risks. Each standing Board committee is tasked with overseeing risks specific to its area of responsibility, and the full Board receives regular updates through committee reports or attendance at committee meetings. To ensure effective risk management across the Company, we conduct ongoing reviews to identify, evaluate, and manage potential risks.
The Audit Committee supervises the management of risks associated with accounting, financial reporting, cybersecurity, and compliance, and oversees procedures for the receipt, retention, and treatment of complaints concerning accounting, internal controls, or audit matters. Our compliance program, which includes the Code of Business Conduct and Ethics alongside related statements and policies, is overseen by our Director of Internal Audit, who reports directly to the Audit Committee. We maintain both a website and a dedicated phone line for employees and others to confidentially and anonymously report violations of our Code of Business Conduct and Ethics, including concerns about accounting or auditing, workplace discrimination, or harassment. The Compensation Committee oversees risks related to our compensation plans and arrangements, while the Governance Committee is responsible for managing risks associated with director independence, corporate governance, potential conflicts of interest, and environmental, health, and safety matters.
Intrepid Potash, Inc.   17   2026 Proxy Statement

Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board, including our independent or nonemployee directors as a group, our Board Chair, or any other individual director, may do so by submitting a written communication to our Board Chair at the following address:
Attn: Board Chair
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
Communications can be made anonymously and confidentially using this method. A copy of communications received will be forwarded to our General Counsel and retained for a reasonable period of time. Our Board Chair may discuss these communications with our legal counsel, independent advisors, nonemployee directors, or management and may take other action or no action as he determines in good faith, using reasonable judgment and discretion.
Stock Ownership Guidelines
We believe that stock ownership by our directors and executives aligns their interests with the interests of our other stockholders. Our Board has established stock ownership guidelines that encourage these individuals to own meaningful amounts of our common stock. Each covered individual is expected to own Intrepid common stock with a value at least equal to a specified multiple of his or her then-current annual salary or annual cash retainer, subject to a phase-in period. Ownership value is measured based on the greater of market or acquisition value. After the phase-in period, the individual may not enter into any transaction (including a sale of shares received through equity incentive awards) that would result in non-compliance, excluding the withholding of shares to cover taxes due upon the vesting of an award. In addition, during any period of noncompliance, the individual is expected to retain ownership of at least 50% of the total number of shares received from the exercise of stock options, excluding any shares withheld to cover taxes and any shares sold or netted to pay the exercise price, until the ownership level has been achieved. The Compensation Committee may waive these guidelines if compliance would place a severe hardship on an individual. All our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period.
The table below summarizes our stock ownership guidelines:

Individual	Multiple of Annual Salary or Cash Retainer	Phase-In Period	Covered Individuals Are in Compliance with Guideline or within Applicable Phase-In Period
Chief Executive Officer	6	5 years after first becoming CEO
Other Section 16 Officers	2	5 years after first becoming subject to the guidelines
Nonemployee Directors	4	5 years after first becoming a director

Insider Trading Policy
We have adopted an insider trading policy applicable to our directors, officers, and employees that sets forth procedures reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards (the “Insider Trading Policy”). Our directors and executives are subject to various trading restrictions under our Insider Trading Policy. These individuals may enter transactions involving our securities only during quarterly trading periods and must receive our permission before entering into these transactions. Derivative transactions may allow a person to own our securities without the full risks and rewards of ownership and, as a result, the person may no longer have the same objectives as other holders of our securities. Accordingly, pursuant to our Insider Trading Policy, our directors and executives must receive pre-approval for any transaction in derivative securities and only receive approval when they do not involve this risk. Directors and executives are prohibited from engaging in short sales relating to our securities. A copy of the Insider Trading Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Intrepid Potash, Inc.   18   2026 Proxy Statement

Hedging and Pledging Transactions
The Company does not allow pledging of its securities as collateral except under special circumstances approved by Intrepid’s Audit Committee. Any exceptions approved by the Audit Committee in which a director or executive officer wishes to pledge Intrepid securities as collateral for a loan shall include, among other conditions, a clear demonstration of the director’s or executive officer’s financial capacity to repay the loan without resorting to the pledged Intrepid securities. No officer or director currently has any Company securities pledged as collateral for a loan.
Corporate Responsibility and Sustainability
We operate daily with our stakeholders in mind. We are committed to managing the risks and opportunities that arise from sustainability issues. Intrepid has an unwavering commitment to sustainability and being a responsible environmental steward. In July 2025, we published our 2025 Sustainability Report. We encourage you to read our 2025 Sustainability Report and learn more about our strategy, efforts, and goals relating to sustainability issues and our commitment to our stakeholders by reviewing information related to these efforts, which can be found at Intrepid Potash, Inc. 2025 Sustainability Report.
Committees and Meetings
Our Board met nine times in 2025. Each director attended 100% of the total number of meetings of: (i) our Board (held during the period for which such person has been a director) and (ii) the committees of our Board on which such person served (during the periods that such person served). While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend meetings of stockholders. All directors attended our 2025 Annual Meeting of Stockholders. Our independent and nonemployee directors meet regularly in executive session without management present. Mr. Whitham, our Board Chair, presides over executive sessions.
Our Board has three standing committees: the Audit, Compensation, and Nominating, Corporate Governance, Safety, and Sustainability Committees. In March 2025, our Board reassigned the responsibilities of the prior Environmental, Health, Safety, and Sustainability Committee to the Nominating and Corporate Governance Committee and the Compensation Committee. Our Board then amended the Nominating and Corporate Governance Committee’s name to the Nominating, Corporate Governance, Safety, and Sustainability Committee to appropriately capture the committee’s expanded responsibilities.
Each Board committee is comprised solely of independent directors. As necessary, each of these committees meets in executive session without management present. The charters for these committees are available on our website at www.intrepidpotash.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.
Intrepid Potash, Inc.   19   2026 Proxy Statement

The following table sets forth the current chairperson and members of each committee and the number of meetings held by each applicable committee in 2025.

Name of Director	Audit Committee	Compensation Committee(1)	Nominating, Corporate Governance, Safety, and Sustainability Committee
Gonzalo M. Avendano	•		•
Chris A. Elliott	•	Chair
Hugh E. Harvey, Jr.(2)		•
Lori A. Lancaster	•		Chair
Mary E. McBride	Chair	•
Barth E. Whitham		•
William M. Zisch			•
Number of Meetings in 2025	7	4	4(3)

(1)	In March 2026, the Board appointed Chris A. Elliott as chairperson of the Compensation Committee. Hugh E. Harvey, Jr. served as chairperson of the Compensation Committee in 2025.
(2)
On March 1, 2026, Mr. Harvey informed the Board that he will not stand for reelection at the Annual Meeting. Mr. Harvey’s term on the Board and the Compensation Committee will expire at the Annual Meeting.

(3)	Includes the number of meetings of the Nominating and Corporate Governance Committee and the Nominating, Corporate Governance, Safety, and Sustainability Committee in 2025.
Audit Committee
The Audit Committee assists our Board in fulfilling its responsibilities to the Company and its stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management’s processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices, and financial statements; the assessment of the independent registered public accounting firm’s qualifications and independence; and compliance with laws and regulations and the requirements of the NYSE. The Audit Committee is solely responsible for the engagement of our independent registered public accounting firm and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent registered public accounting firm and reviews its independence, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. Our Audit Committee oversees our risk management program, including the management of cyber threats, which includes reviewing and updating our information and cybersecurity strategies. The Audit Committee also has oversight responsibility for our internal audit function. Our Director of Internal Audit reports directly to the Audit Committee. Our Audit Committee members are prohibited from serving on more than two other audit committees of public companies.
Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE’s director independence standards and applicable SEC standards. In addition, our Board has determined that each of Ms. McBride and Ms. Lancaster qualifies as an “audit committee financial expert” as defined by SEC rules.
Compensation Committee
The Compensation Committee assists our Board in discharging its responsibilities relating to the compensation of our executives and directors; administers our equity incentive plans; and has overall responsibility for evaluating and approving (or recommending for approval to our Board) all compensation plans, policies, and programs that affect our executives and directors. You can find
Intrepid Potash, Inc.   20   2026 Proxy Statement

more information about the Compensation Committee’s role in setting executive compensation below under the heading “Compensation Discussion and Analysis.” The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate, provided that any subcommittee must meet all applicable independence requirements. Our Board has determined that each member of the Compensation Committee is independent under the NYSE’s director independence standards and applicable SEC rules.
Nominating, Corporate Governance, Safety, and Sustainability Committee
The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next Annual Meeting of Stockholders. The Governance Committee also oversees the evaluation of our Board and management succession plans; reviews our policies and practices on corporate governance, including our Corporate Governance Guidelines; and recommends to our Board any changes it deems necessary. The Governance Committee also oversees, reviews and makes recommendations to management regarding the Corporation’s policies, performance, and reporting on environmental, health, safety, sustainability, and social responsibility matters. Our Board has determined that each member of the Governance Committee is independent under the NYSE’s director independence standards.
Governance-Related Materials
You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, Compensation Committee, and Governance Committee in the investor relations section of our website at www.intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:
Corporate Secretary
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
Intrepid Potash, Inc.   21   2026 Proxy Statement

Executive Officers
The following table sets forth certain information about our executive officers, as of April 17, 2026:

Name	Age	Position(s)
Kevin S. Crutchfield	65	Chief Executive Officer
Richard C. Kim	46	Vice President of Operations
Christina C. Sheehan	43	General Counsel and Corporate Secretary
Cris Ingold	61	Chief Accounting Officer and Interim Principal Financial Officer

Kevin S. Crutchfield. Biographical information for Mr. Crutchfield is provided above under the heading “Election of Directors.”
Richard C. Kim. Mr. Kim has served as the Company’s Vice President of Operations since September 2025. Prior to joining the Company, Mr. Kim was Vice President of Operations at First Bauxite Corporation from December 2024 to August 2025, where he oversaw all mining and processing activities for the company’s operations is Guyana, South America. Prior to his tenure at First Bauxite Corporation, Mr. Kim was president of Peerless Resources Management, LLC from July 2021 to August 2025, and held senior leadership roles at Morton Salt, from January 2020 to May 2021, and Paringa Resources Ltd. from July 2014 to October 2019.
Christina C. Sheehan. Ms. Sheehan has served as our General Counsel and Corporate Secretary since May 2022. Ms. Sheehan served as our Deputy General Counsel from December 2021 to May 2022. Before joining Intrepid, Ms. Sheehan was a partner at the law firm Modrall, Sperling, Roehl, Harris & Sisk, P.A., where she practiced from September 2009 to November 2021.
Cris Ingold. Mr. Ingold has served as our Chief Accounting Officer since April 2024, and served as Corporate Controller from November 2019 to April 2024. Previously, Mr. Ingold served in successively more senior accounting roles since joining Intrepid in 2011. Before joining Intrepid, Mr. Ingold worked in a variety of accounting roles at various public companies and also worked at Deloitte & Touche LLP serving both public and private audit clients in a wide variety of industries. Mr. Ingold is a certified public accountant and a member of the American Institute of Certified Public Accountants.
Intrepid Potash, Inc.   22   2026 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2025 compensation of our named executive officers. For 2025, our named executive officers were:

Named Executive Officer	Title
Kevin S. Crutchfield	Chief Executive Officer
Matthew D. Preston(1)	Former Chief Financial Officer
Christina C. Sheehan	General Counsel and Corporate Secretary

(1)	Mr. Preston departed from Intrepid on March 11, 2026.
When we refer to our “executives” or “named executive officers” throughout this proxy statement, we mean the three individuals named above. You can find biographical information for our current executive officers on our website and above under the heading “Executive Officers.”
On March 3, 2026, in connection with a re-evaluation of executive officer roles and duties within the Company, the Board promoted Richard C. Kim, the Company’s Vice President of Operations, to be an “executive officer” of the Company. Therefore, Mr. Kim is not deemed a named executive officer for 2025.
On March 11, 2026, the Board appointed Cris Ingold, the Company’s Chief Accounting Officer, to serve as interim principal financial officer for SEC reporting purposes in place of Mr. Preston, effective that day. Therefore, Mr. Ingold is not deemed a named executive officer for 2025.
Executive Summary
Objectives of Executive Compensation Program
Our compensation program for our named executive officers is designed to meet the following primary objectives:
•
Management Development and Continuity. Provide competitive compensation opportunities that attract, retain, motivate, and reward talented executives, with both an annual and significant long-term component.

•
Pay-for-Performance. Emphasize pay for performance by linking a meaningful portion of compensation to performance of our corporate strategies that are developed to promote the interests of our stockholders.

•	Long-Term Focus on Stockholder Value. Encourage stock ownership to align executives’ interests with the interests of our stockholders.
Compensation Summary for Executive Officers
•
Continuation of Annual Cash Bonus Program– The Compensation Committee continued the annual cash bonus program for 2025 as described under the header “2025 Bonus Program” below. All executives were eligible to participate in the cash bonus program in 2025. The program was designed to pay bonuses based on performance in 2025 compared to pre-established financial, operating, and individual performance goals.

•
Equity Awards to Motivate and Retain Executives – In 2025, we granted annual equity awards to our executives. These awards consisted of a time-based restricted stock award (weighted 40% for the Chief Executive Officer and 50% for other named executive officers) to promote retention and long service to the Company and a performance-based restricted stock unit award (weighted 60% for the Chief Executive Officer and 50% for other named executive officers) to incentivize achievement of stock price and other performance metrics after the grant date as well as continuation of service after the grant date.

•	Annual Increases in Base Salaries and Retention Compensation – The Compensation Committee approved compensation increases to maintain alignment with market benchmarks.
Intrepid Potash, Inc.   23   2026 Proxy Statement

Pay-for-Performance
We emphasize pay for performance for our executive officers in several ways:

At-Risk Compensation
Our executives are responsible for our overall performance. We believe that, over the long term, a meaningful part of executive compensation should be variable, or “at-risk,” based on our performance. The portion of total compensation that is at risk for an executive generally increases with his or her role. As a result, executives with greater responsibility for achieving our performance goals bear a greater proportion of the risk if those goals are not achieved and receive a greater proportion of the reward if those goals are achieved. At-risk compensation consists of annual cash bonuses and equity awards.

Performance-Based Bonuses
We have developed a program designed to pay annual cash bonuses based on the achievement of pre-established annual financial, operational, and individual goals that we believe impact the longer-term value of Intrepid. For 2025, bonus opportunities ranged from 0% to 200% of target based on performance.

Long-Term Equity Awards
By their nature, the value of equity awards is directly linked to the long-term performance of our stock. In 2025, equity awards for our executive officers were granted in the form of time-vesting stock awards and performance-based stock unit awards, which promote the long-term retention of our executives and key management personnel, and stock price increase after grant.

Individual Performance
In setting overall compensation for executives, the Compensation Committee considers market data and overlays an evaluation of the individual executive’s contributions to our business. In evaluating individual performance, the Compensation Committee may consider, among other items, how an executive’s efforts and accomplishments contribute to the advancement of our long-term goals.

Impact of 2025 Say-on-Pay Advisory Vote
At our 2025 Annual Meeting of Stockholders, stockholders expressed support for the compensation of our executives, with 90.4% of the votes cast for advisory approval of our executive compensation. Our Compensation Committee believes this affirms our stockholders’ support of our performance-based approach to executive compensation, including the establishment of challenging performance measures. The Compensation Committee will continue to consider and discuss the results of future advisory votes on executive compensation and make appropriate changes to executive compensation based on stockholder feedback. Throughout the year, we actively engage with our shareholders through meetings with institutional investors, participation in industry conferences, and discussions with interested parties. We maintain an open dialogue with our shareholders that allows us to consider their feedback in our executive compensation program design.
Elements of Executive Compensation
Our 2025 compensation program is made up of the following direct compensation elements:

Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, performance, responsibility, and experience.

Annual Cash Incentive	Variable	To incentivize the achievement of near-term financial, operational, and individual goals. Target bonus amounts are reviewed annually based on Company and individual performance.
Equity Awards	Variable
To align executives’ interests with the long-term interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and key management personnel.

We also provide employee benefits and perks, as well as certain severance and change-in-control protection benefits, that are designed to attract, retain, and preserve productivity of our named executive officers. Please refer to the information under the heading “Employee Benefits,” below for additional details on these benefits.
Intrepid Potash, Inc.   24   2026 Proxy Statement

Role of the Compensation Committee, Compensation Consultants, and Management
The Compensation Committee retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant for 2025. In 2025, F.W. Cook periodically collected and analyzed market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. F.W. Cook also advised the Compensation Committee on other executive and director compensation matters and general compensation trends. On January 1, 2026, Meridian Compensation Partners, LLC (“Meridian”) replaced F.W. Cook as the Compensation Committee’s independent compensation consultant.
Outside of its role as independent compensation consultant, F.W. Cook did not provide any other services to us or our management and did not have any other direct or indirect business relationships with us or our management. The Compensation Committee assessed the independence of F.W. Cook and concluded that its engagement did not raise any conflicts of interest. Similarly, outside of its role as independent compensation consultant, Meridian has not provided any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee assessed the independence of Meridian and concluded that its engagement did not raise any conflicts of interest.
While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program’s objectives with the realities of rewarding and retaining our executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks the Chief Executive Officer to make recommendations about the compensation to be paid to other executives. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters. Our Board or the Compensation Committee make all compensation decisions regarding our Chief Executive Officer without his participation.
While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, members of management meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The members of the Compensation Committee meet regularly in executive sessions outside the presence of management.
Peer Group
The Compensation Committee uses peer company market data to guide its review of the total compensation of our executives. Our 2025 peer group was made up of publicly traded, natural resources companies based in the U.S. that generally had revenues and market capitalizations ranging from one-third to three times our revenue and market capitalization at the time the peer group was constructed. The Compensation Committee approved the peer group used to inform the 2025 compensation decisions in December 2024. In 2025, Empire Petroleum Corporation, Evolution Petroleum Corporation, SandRidge Energy, Inc., and W&T Offshore, Inc. were added to the peer group. These entities replaced Chase Corporation, Coeur Mining, Inc., Hawkins, Inc., Select Water Solutions, and SilverBow Resources Company, which were used to inform 2024 compensation decisions. The 2025 peer group was adjusted to ensure it continues to provide relevant pay comparisons based on size and industry.
The 2025 peer group consists of the following companies:

American Vanguard Corporation	Centrus Energy Corporation	Natural Resource Partners LP
Amplify Energy Corporation	Empire Petroleum Corporation	Riley Exploration Permian, Inc
Aris Water Solutions	Evolution Petroleum Corporation.	Ring Energy, Inc.
Battalion Oil	Itafos Company	Sandridge Energy, Inc.
Berry Corporation	NAACO Industries, Inc.	W&T Offshore, Inc.

Intrepid Potash, Inc.   25   2026 Proxy Statement

2025 Compensation Decisions
Base Salary
During 2025, the Compensation Committee approved the following changes to executive salaries, to maintain alignment with market benchmarks:

Name	Base Salary at the End of 2024	Base Salary at the End of 2025	% Increase
Kevin S. Crutchfield	$600,000	$600,000	0%
Matthew D. Preston(1)	$390,000	$404,000	3.59%
Christina C. Sheehan	$338,000	$350,000	3.55%

(1)	Mr. Preston departed from Intrepid on March 11, 2026.
Cash Bonuses
2025 Bonus Program
An important component of our total compensation program is the annual cash incentive bonus program that is based on the attainment of pre-established annual performance goals. At the beginning of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate in the program, establishes target bonus amounts, and sets the performance goals for the year. Shortly after the end of each year, the Compensation Committee certifies the bonus payments to be made for the year, if any, based on actual performance compared to the pre-established goals. Bonuses can be paid in cash or stock. The Compensation Committee retains discretion to reduce or eliminate any potential earned award, or terminate the program, in accordance with the program.
Each of our named executive officers was eligible to participate in our 2025 cash bonus program (the “2025 Bonus Program”). In setting the 2025 target bonus amounts for each eligible executive, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise, and experience required for the named executive officer’s position; and (iii) competitive levels of target annual incentive opportunity.
The 2025 Bonus Program for all named executive officers other than Mr. Crutchfield was based on two pre-established performance areas: Company performance (75% weighting factor) and individual performance (25% weighting factor). Mr. Crutchfield’s performance under the 2025 Bonus Plan was based solely on Company performance. The Company performance objectives were assessed based on five components: (i) Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”) (30% weighting); (ii) production cost per ton (15% weighting for potash, 15% weighting for Trio®); (iii) Company objectives (15% weighting based on the following three components: 5% based on organization health and culture, 5% based on value creation, and 5% based on performance); (iv) capital investments (10% weighting); and (v) execution of health, safety and environmental targets (15% total weighting based on the following two components: 7.5% weighting based on total recordable incident rate (“TRIR”) and 7.5% weighting based on safety metrics). Adjusted EBITDA is calculated as net income adjusted for certain items that impact the comparability of results from period to period. Intrepid considers Adjusted EBITDA to be useful because the measure reflects Intrepid’s operating performance before the effects of certain non-cash and other items that Intrepid believes are not indicative of its core operation. Individual performance was based on each executive’s performance against specific goals for the year and the Compensation Committee’s evaluation of how each executive’s efforts and accomplishments contributed to the advancement of our long-term goals and achievement of pre-established performance goals.
Executive participants under the 2025 Bonus Program were eligible to receive between 0% and 200%, as applicable for each Company performance goal, of each participant’s respective target bonus based on actual performance. The total amount payable under the 2025 Bonus Program is calculated by multiplying each executive’s target bonus by performance percentages based on the previously listed pre-established performance areas. The payout for each of the performance metrics is separate and not dependent on performance for other metrics.
Intrepid Potash, Inc.   26   2026 Proxy Statement

Target Bonus
The Compensation Committee established the 2025 target annual incentive amounts for each of our named executive officers under our 2025 Bonus Plan, as shown below. The target bonus percentage for Mr. Crutchfield was set pursuant to his employment agreement with the Company. There were no changes to the target bonuses for all of our named executive officers for 2025.

Name	Base Salary at the End of 2025	Target Bonus as a % of Salary	Target Bonus
Kevin S. Crutchfield	$600,000	100%	$600,000
Matthew D. Preston(1)	$404,000	70%	$282,800
Christina C. Sheehan	$350,000	50%	$175,000

(1)	Mr. Preston departed from Intrepid on March 11, 2026.
Participants under the 2025 Bonus Plan were eligible to receive between 0% and 200% of each participant’s respective target bonus based on actual performance as discussed below. Results between levels are determined through linear interpolation
2025 Performance Goals
Adjusted EBITDA (30% Weighting for Company Performance) and Production Cost Per Ton (30% Weighting for Company Performance):
The Compensation Committee believes that executive compensation should be aligned with Company strategy and objectives, with a bonus payout adjusted depending on performance in comparison to a budgeted amount of Adjusted EBITDA and production cost per ton because they are the two measures most in control of the executive team that drive profit.
Adjusted EBITDA Payout Matrix:

Target	Percent of Goal Achieved	Payout of Goal Element
<$33.4 Million	<80%	0%
$33.4 Million	80%	50%
$37.6 Million	90%	75%
$41.7 Million	100%	100%
$43.8 Million	105%	125%
$45.9 Million	110%	150%
$48.0 Million	115%	175%
≥$50.0 Million	≥120%	200%

For purposes of calculating Adjusted EBITDA, to help minimize the impact of commodity price variability (both positive and negative), the budgeted average net realized sales price per ton for Potash and Trio® was calculated with a +/- $10/ton collar. If the average net realized sales price per ton for potash and/or Trio® fell within the collar range, then the actual result was used to calculate Adjusted EBITDA.
Intrepid Potash, Inc.   27   2026 Proxy Statement

Production Cost Per Ton Payout Matrix for Potash and Trio®:

POTASH COST PER TON Target	Trio® cost per ton Target	Percent of Target Achieved	Payout of Goal Element
≤$185	≤$180	85%	200%
$196	$191	90%	167%
$207	$201	95%	133%
$218	$212	100%	100%
$229	$223	105%	83%
$240	$233	110%	67%
≥$251	≥$244	≥115%	≥50%

Company Objectives (15% Weighting for Company Objectives)
As part of the annual incentive program, a dedicated portion of the bonus scorecard is allocated to shared Company objectives, representing 15% of the total weighting. The inclusion of these shared objectives ensures that executive incentives are aligned with Company-wide priorities, fostering cross-functional collaboration, and supporting our commitment to sustainable performance and stakeholder value. Company objectives were comprised of the following three components. (1) organization health & culture, which were focused on promoting employee engagement and community involvement, supporting a positive workplace environment and active participation in community initiatives; (2) value creation, which emphasized the evaluation and enhancement of the Company’s portfolio, driving long-term growth and strategic progress; and (3) performance, which centered on continuous improvement, operational analysis, and regulatory compliance, ensuring ongoing operational excellence and adherence to industry standards. Collectively, these objectives reinforce the Company’s commitment to a healthy organizational culture, value creation for stakeholders, and high performance across all business functions.
Company Objective Matrix:

	Maximum (Payout at 50% of Target)	Target (Payout at 100% of Target)	Minimum (Payout at 200% of Target)
Shared Company Objectives	Achieve 70% of project goals	Achieve 85% of project goals	Achieve 100% of project goals

Capital Investments (10% Weighting for Company Performance)
The Compensation Committee believes that executive compensation should be aligned with Company strategy and objectives, with a bonus payout adjusted depending on performance on key opportunity capital projects projected to cost $1,000,000 or more in comparison to a set of budgeted goals. The purpose is to reward managing growth and capital improvements efficiently. Each opportunity project had a spend, completion timing, and business objective goal as part of the bonus program. Each project was subject to after-action reviews to grade success based on cost, timing, and the scope of the project. The bonus funding schedule for this performance metric reflects the fact that not every goal is likely to be met.
Capital Investment Matrix:

	Minimum (Payout at 50% of Target)	Target (Payout at 100% of Target)	Maximum (Payout at 200% of Target)
Key Opportunity Projects	Achieve 70% of project goals	Achieve 85% of project goals	Achieve 100% of project goals

Health, Safety, and Environmental (“HSE”) (15% Weighting for Company Performance)
The Compensation Committee believes that executive compensation should be aligned with Company objectives to promote and ensure the safety of its employees and to protect the environment. The safety targets are designed to promote safety over all our operations. The safety metrics include a measurement of both TRIR (7.5% of the weighting for Company performance) and compliance with Company safety metrics, which include conducting regular safety audits, holding daily safety briefings, and
Intrepid Potash, Inc.   28   2026 Proxy Statement

identifying and communicating incident reports (7.5% of the weighting for Company performance). These targets are designed to incentivize strict adherence to environmental and regulatory standards. The following demonstrates the calculation of the HSE factors in the Company performance scorecard.
Safety Matrix:
TRIR (7.5 % Weighting for Company Performance):

TRIR Outcome Compared to 2023 Result	TRIR	Payout of Goal Element
20% Improved Total Recordable Incident Rate	0.81	200%
Maintain Total Recordable Incident Rate	1.01	100%
20% Worse Total Recordable Incident Rate	1.21	50%

Compliance with Safety Metrics (7.5% Weighting for Company Performance):

	Minimum (Payout of 50% of Target)	Target (Payout at 100% of Target)	Maximum (Payout at 200% of Target)
Safety Metrics	Achieve 85% of safety metrics	Achieve 95% of safety metrics	Achieve 100% of safety metrics

Intrepid Potash, Inc.   29   2026 Proxy Statement

2025 Threshold, Target, and Actual Results

Performance Metric	Target	2025 Actual	Actual as % of Target	2025 Incentive Payout	Weighted Payout
Adjusted EBITDA (30% of Company Performance)(1)	$41.7 million	$47.9 million	115%	174.7%	52.4%
Production Cost per Ton (30% of Company Performance)
• Potash (15%)	$218/ton	$242/ton	111%	63.0%	9.5%
• Trio® (15%)	$212/ton	$200/ton	94%	137.0%	20.6%
Company Objectives (15% of Company Performance)	Achieve 85% of project goals	Achieved 95% of project goals	N/A	95.5%	14.3%
Capital Investments (10% of Company Performance)	Achieve 85% of project goals	Achieved 85% of project goals	N/A	100.0%	10.0%
HSE (15% of Company Performance)
• TRIR (7.5%)	1.01	0.18	82% improvement	200.0%	15.0%
• Compliance with Safety Metrics (7.5%)	Achieve 95% of Safety Metrics	Achieved 100% of Safety Metrics	N/A	200.0%	15.0%
Total Company Weighted Payout					136.8%
Individual Performance (25% of Total)(2)	N/A	N/A	N/A	100.0%	25.0%
Total Weighted Payout					127.6%

(1)
Adjusted EBITDA is a non-GAAP measure, calculated as net (loss) income adjusted for certain items that impact the comparability of results from period to period. See earning press release dated March 4, 2026 for details of the calculation of adjusted EBITDA. For purposes of calculating Adjusted EBITDA, for the 2025 Bonus Program, to help minimize the impact of commodity price variability (both positive and negative), the budgeted average net realized sales price per ton for Potash and Trio® was calculated with a +/- $10/ton collar. If the average net realized sales price per ton for potash and/or Trio® fell within the collar range, then the actual result was used to calculate Adjusted EBIDTA.

(2)
Individual performance was measured against each executive’s performance goals established during the year, as well as the CEO and Compensation Committee’s assessment of each executive’s efforts and accomplishments that contributed to the advancement of our long-term goals.

Actual 2025 Bonus Payout
Based on Company performance, as outlined above, and application of each executive officer’s individual performance under the 2025 Bonus Program, the Company paid the following amounts under the 2025 Bonus Program:

Name	Target Bonus	Actual Bonus	Actual Bonus as % of Target
Kevin S. Crutchfield	$600,000	$822,000	137%
Matthew D. Preston(1)	$287,000	$352,325	125%
Christina C. Sheehan	$175,000	$220,270	126%

(1)	Mr. Preston departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   30   2026 Proxy Statement

Equity Awards
In 2025, we granted equity awards to our named executive officers under our Amended and Restated Equity Incentive Plan, in the form of time-based restricted stock awards and performance-vesting restricted stock unit awards. The structure of the equity grants is intended to align the interests of our named executive officers with those of our stockholders and to provide a compensation element intended to retain our executives over the long term. For 2025, the value of the long-term equity awards granted to each executive was based on the Compensation Committee’s assessment of each executive’s expected future contributions to the Company, ability to impact our long-term results that drive stockholder value, each named executive officer’s overall long-term performance, and competitive levels of long-term equity compensation for similarly situated executives at our peer companies.
Equity awards granted to our named executive officers in 2025 were as follows, the terms of which are described in more detail below.

Name	Time-Based Restricted Stock Awards (RSA): Number of Shares of Restricted Stock	Performance- Based Restricted Stock Unit Awards (PSUs): Number of PSUs at target	Restricted Stock Award Grant Value(7)	PSUs - based on reduction in potash Cost-per- ton Reduction- award value(7)	PSUs – Based on aTSR and rTSR - Award Value	Total Equity Award Value
Kevin S. Crutchfield	27,416	35,570(1)	$799,999	$399,999	$951,286(4)	$2,151,284
Matthew D. Preston(8)	8,567	7,410(2)	$249,985	$83,338	$198,085(5)	$531,508
Christina C. Sheehan	5,997	5,186(3)	$174,992	$58,331	$138,723(6)	$372,046

(1)
Represents a 8,154 aTSR award PSUs (at target), 11,022 rTSR award PSUs (at target), and 13,708 Cost-Per Ton Reduction Award PSUs (at target) granted on March 17, 2025 (stock closing price of $29.18), and 2,686 target rTSR PSUs granted on May 29, 2025 (stock closing price of $37.14).

(2)
Represents a 1,698 aTSR award PSUs (at target), 2,296 rTSR award PSUs (at target), and 2,856 Cost-Per Ton Reduction Award PSUs (at target) granted on March 17, 2025 (stock closing price of $29.18), and 560 target rTSR PSUs granted on May 29, 2025 (stock closing price of $37.14).

(3)
Represents a 1,188 aTSR award PSUs (at target), 1,607 rTSR award PSUs (at target), and 1,999 Cost-Per Ton Reduction Award PSUs (at target) granted on March 17, 2025 (stock closing price of $29.18), and 392 target rTSR PSUs granted on May 29, 2025 (stock closing price of $37.14).

(4)
Based on the Monte Carlo values of the combined awards, which are $400,076 for the aTSR award PSUs and $399,988 for rTSR PSUs granted on March 17, 2025, and $151,222 for the rTSR PSUs granted on May 29, 2025.

(5)
Based on the Monte Carlo values of the combined awards, which are $83,335 for the aTSR award PSUs and $83,322 for rTSR PSUs granted on March 17, 2025, and $31,528 for the rTSR PSUs granted on May 29, 2025.

(6)
Based on the Monte Carlo values of the combined awards, which are $58,336 for the aTSR award PSUs and $58,318 for rTSR PSUs granted on March 17, 2025, and $22,070 for the rTSR PSUs granted on May 29, 2025.

(7)	Based on the $29.18 closing stock price on March 17, 2025.
(8)	Mr. Preston, our Former Chief Financial Officer, departed from Intrepid on March 11, 2026.
On March 17, 2025, the Compensation Committee granted equity awards to Mr. Crutchfield, Mr. Preston, and Ms. Sheehan with (i) approximately 40% of the total award value for Mr. Crutchfield and 50% of the total award for Mr. Preston and Ms. Sheehan granted as time-based restricted shares vesting in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment, and (ii) approximately 60% of the total award value for Mr. Crutchfield and 40% of the total award for Mr. Preston and Ms. Sheehan granted as performance-based restricted units (“PSUs”). The PSUs are comprised of three separate awards - an award based on absolute total shareholder return (“TSR”) (the “aTSR Award”), an award based on a relative TSR (the “rTSR Award”), and an award based on potash cost-per-ton reduction (“Cost-Per-Ton Reduction Award”).
In determining the number of market-based PSUs granted in March 2025, the Company initially used the Monte Carlo valuation of the awards rather than the Company’s stock price on the grant date to size the awards, which resulted in fewer PSUs being granted than intended relative to the target long-term incentive opportunity. Accordingly, in May 2025, the Company granted additional rTSR PSUs to align the number of units with the value that would have been delivered had the awards been sized based on the Company’s stock price on the grant date.
Intrepid Potash, Inc.   31   2026 Proxy Statement

Relative Total Shareholder Return Award
Under the rTSR Award, our named executive offiverss have the ability to earn between 0% and 200% of the target amount of PSUs based on Company’s relative TSR during the period March 17, 2025 through March 17, 2028 (the “Performance Period”) compared to the TSR of each constituent member of the Russell 2000 Index as of March 17, 2025, (the “Peer Group”) during the Performance Period. Vesting is based on the Company’s TSR percentile rank within the Peer Group as shown in the table below:

	Company TSR Percentile Rank Compared to Peer Group Companies	PSUs Eligible to Vest (% of Target)
Maximum	90th	200%
	80th	171.4%
	70th	142.9%
Target	55th	100.0%
	45th	71.4%
	35th	42.9%
	25th	14.3%
Threshold	20th	0.0%

To the extent the Company’s TSR percentile rank compared to the Peer Group Companies is between any of the levels above, the number of PSUs eligible to vest shall be determined using linear interpolation, rounded to the nearest whole share. If the Company’s TSR is negative, then, irrespective of the Company’s relative TSR percentile ranking, the number of PSUs that shall be eligible to vest shall be capped at the then-applicable “Target” number of PSUs. In no event will the fair market value of the shares of common stock issuable under this award (as measured on the vesting date) exceed 500% of the “Target” identified above.
The closing share price of our common stock was $29.18 on the March 17, 2025 grant and $37.14 on the May 29, 2025 grant.
Absolute Total Shareholder Return Award
Under the aTSR Award, our named executive officers have the ability to earn PSUs based on achieving certain TSR hurdles on or prior to March 17, 2029. The TSR, measured on any date, is calculated as the sum of the average closing price of Intrepid’s common stock over the previous 90 trading days, plus the amount of any cash dividends paid from and after March 17, 2025, through such date. The TSR for the aTSR award is not measured and the TSR hurdles shown below may not be achieved prior to the 90th trading day after March 17, 2025.

TSR Hurdle	Incremental PSUs that Become Eligible to Vest	Cumulative PSUs Eligible to Vest
$29.18 (Threshold)	0%	— 0%
$33.56	25%	25%
$38.23 (Target)	25%	50%
$43.48	25%	75%
$49.31	25%	100%

The vest timing is determined by the date a TSR threshold price target is achieved. Once a TSR price target is achieved, the PSUs eligible to vest as a result of achievement of that TSR threshold vest in two equal tranches, with one-half vesting on the date on which the TSR hurdle was achieved and the remainder vesting on the one-year anniversary of the date on which the TSR hurdle was achieved. Any PSUs that have not become eligible to vest on or prior to March 17, 2029, are forfeited as of the close of business on March 17, 2029.
The closing share price of our common stock was $29.18 on the date of grant.
Intrepid Potash, Inc.   32   2026 Proxy Statement

Potash Cost-Per-Ton Reduction Award
Under the Cost-Per-Ton Reduction Award, our named executive officers have the ability to earn PSUs based on achieving certain reductions in the Company’s potash production cost per ton on or prior to December 31, 2027. The number of PSUs that are eligible to vest under this award are determined by the potash cost per ton for the 2027 calendar year, as shown in the table below:

	Potash Cost/Ton for the 2027 Calendar Year	PSUs Eligible to Vest
Maximum	$190	200%
	$195	150%
Target	$200	100%
	$205	50%
Threshold	$210	0%

The potash cost per ton is determined by the Company’s average cost of producing one ton of potash for the 2027 calendar year.
The closing share price of our common stock was $29.18 on the date of grant.
See “Option Exercises and Stock Vested in 2025” below for information about restricted stock and PSUs that vested in 2025 for each of our named executive officers.
Employee Benefits
Our employees, including named executive officers, are eligible for various employee benefits, including medical and dental insurance, group life insurance, accidental death and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. We generally match 100% of an employee’s 401(k) deferrals up to a specified percentage of compensation or as limited by law. In addition, executives are entitled to the payment or reimbursement of supplemental long-term disability insurance premiums. We also provide relocation assistance to new executives and certain other employees. These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.
Perquisites
Our named executive officers are eligible for a gym membership allowance and paid parking or mass transit. These benefits are generally consistent with the benefits we provide to our Denver-based employees. For 2025, named executive officers were also eligible for reimbursement for regular physical examinations, including tax reimbursement under certain circumstances. We believe that these benefits are appropriate and help us retain and reward our named executive officers talent and also believe that it is in our best interests for our executives and other employees to be in good health.
Change-in-Control Benefits
Our named executive officers are entitled to change-in-control severance benefits under our change-in-control policy and their equity incentive award agreements, and in some cases individual change-in-control severance agreements. These benefits are intended to meet the following objectives:
•	to reduce the distraction of the executives that would result from the personal uncertainties caused by a change in control;
•	to encourage the executives’ full attention and dedication to us during a change in control;
•	to provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies; and
•	to retain key talent.
Intrepid Potash, Inc.   33   2026 Proxy Statement

We agreed to certain change-in-control benefits for Mr. Crutchfield that are set forth in his employment agreement with Intrepid. In addition, on March 5, 2026, the Company entered into a Change-in-Control Severance Agreement (a “CIC Severance Agreement”) with each of our executive officers (other than Mr. Crutchfield). You can find more information about potential change-in-control benefit amounts below under the heading “Potential Payments Upon Termination or Change in Control.”
Noncompetition Agreements
We have entered into noncompetition agreements with our executives and other key employees. Mr. Crutchfield has a noncompetition provision in his employment agreement that extends 18 months after his employment with the Company. Our other executives have also entered into agreements that provide generally that, if the executive voluntarily leaves the Company or is terminated for cause, he or she will not solicit our employees or work for a customer or competitor of the Company for a period of 12 months after termination.
Insider Trading Policy and Hedging and Pledging Transactions
A description of our insider trading policy and hedging and pledging policy can be found above under the headings “Corporate Governance—Insider Trading Policy” and “Corporate Governance- Hedging and Pledging Transactions,” respectively.
Stock Ownership Guidelines
All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period. For more information, please see above under the heading “Corporate Governance—Stock Ownership Guidelines.”
Compensation Clawback Policy
On September 14, 2023, our Board of Directors adopted a compensation clawback policy (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by current and former executive officers during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Clawback Policy is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Accounting Impact and Tax Deductibility of Compensation
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, PSAs, and PSUs under our equity incentive award plans are accounted for under ASC Topic 718. We consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee has concluded that the compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
POLICY REGARDING OPTIONS AND SIMILAR EQUITY AWARDS
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. Nonetheless, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
Intrepid Potash, Inc.   34   2026 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation Committee
Chris A. Elliott (Chair)
Hugh E. Harvey, Jr.
Mary E. McBride
Barth E. Whitham
Intrepid Potash, Inc.   35   2026 Proxy Statement

Executive Compensation
2025 Summary Compensation Table
The following table sets forth the total compensation earned for services rendered during the years shown by our named executive officers as of December 31, 2025.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Kevin S. Crutchfield	2025	$600,000	$—	$2,151,284	$822,000	$314,323	$3,887,607
Chief Executive Officer	2024	46,154	50,000	3,558,170	—	27,069	3,681,393
Matthew D. Preston(6)	2025	429,411	—	531,508	352,325	23,320	1,336,654
Former Chief Financial Officer	2024	375,850	375,000	699,965	357,869	25,251	1,833,935
	2023	324,820	30,000	399,966	142,614	26,128	923,528
Christina C. Sheehan	2025	384,184	—	372,047	220,270	21,234	997,735
General Counsel and Corporate Secretary	2024	335,443	187,500	299,965	221,538	19,940	1,064,322
	2023	315,577	73,501	199,970	69,113	16,689	674,850

(1)	Includes regular base salary, pay for vacation, choice holiday, sick, retroactive pay, bereavement, and volunteer time off.
(2)
Represents Company-wide bonuses and other transactional and retention bonuses for certain executives. 2024 payments include the bonus payment to Mr. Crutchfield paid upon starting as the new CEO, and the bonuses to Mr. Preston and Ms. Sheehan reflecting the temporary increase in their responsibilities and leadership following the sudden medical departure of Mr. Jornayvaz as CEO.

(3)
Represents the aggregate grant date fair value of awards of restricted stock and performance restricted stock units calculated in accordance with ASC 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts below under the heading “Grants of Plan-Based Awards in 2025” and in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. For 2025, the aggregate grant date fair value of stock awards includes both the time-vesting restricted stock and performance-vesting restricted stock units. The grant date values of the 2025 performance restricted stock units for our named executive officers assuming the maximum level of achievement of the performance conditions was $1,351,295 (Crutchfield), $281,523 (Preston) and $197,055 (Sheehan).

(4)	Represents annual cash bonuses earned under our 2025 Bonus Program. See “Compensation Discussion and Analysis – 2025 Bonus Program” above for additional information.
(5)	The following table describes components of the 2025 amounts in this column:

All Other Compensation	Kevin S. Crutchfield	Matthew D. Preston	Christina C. Sheehan
Intrepid Contributions to 401(k) Plan	$17,919	$16,956	$10,803
Perquisites and Other Personal Benefits(a)	3,460	3,360	5,160
Short-Term Disability	—	—	—
Supplemental Long-term Disability Premiums	4,831	2,712	2,482
Group Life Insurance Payments	2,292	2,292	2,292
Relocation	7,283	—	—
Cost of Living Stipend Including Tax Equalization Payment	118,582	—	—
Supplemental Compensation for Company-Paid Lease, Company-Paid Car Lease, and Travel	159,957	—	—
Total	$314,323	$23,320	$21,234

(a)	Represents amounts paid for office parking or mass transit, gym membership fees, executive physicals, and the value of health or service awards.
(6)	Mr. Preston departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   36   2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table provides information about plan-based awards granted to our named executive officers in 2025:

	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)(3)		All Other Stock Awards: Number of Shares of Stock or Units(3)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name and Award Type			Target	Maximum	Threshold	Target	Maximum
Kevin S. Crutchfield
RSA - Time	3/17/2025	2/27/2025	$—	$—	$—	$—	$—	$27,416	$799,999
Absolute TSR PSU	3/17/2025	2/27/2025	—	—	—	8,154	16,308	—	400,076
Relative TSR PSU	3/17/2025	2/27/2025	—	—	—	11,022	22,044	—	399,998
Cost-Per-Ton Reduction PSU	3/17/2025	2/27/2025	—	—	—	13,708	27,416	—	799,999
Relative TSR PSU	5/29/2025	5/28/2025	—	—	—	2,686	5,372	—	151,222
Bonus Program			600,000	1,200,000	—	—	—	—	—
Matthew D. Preston(6)
RSA - Time	3/17/2025	2/27/2025	—	—	—	—	—	8,567	249,985
Absolute TSR PSU	3/17/2025	2/27/2025	—	—	—	1,698	3,397	—	83,335
Relative TSR PSU	3/17/2025	2227/2025	—	—	—	2,296	4,592	—	83,322
Cost-Per-Ton Reduction PSU	3/17/2025	2/27/2025	—	—	—	2,856	5,712	—	116,976
Relative TSR PSU	5/29/2025	5/28/2025	—	—	—	560	1,120	—	31,528
Bonus Program			282,800	565,600	—	—	—	—	—
Christina C. Sheehan
RSA - Time	3/17/2025	2/27/2025	—	—	—	—	—	5,997	174,992
Absolute TSR PSU	3/17/2025	2/27/2025	—	—	—	1,188	2,378	—	58,336
Relative TSR PSU	3/17/2025	2/27/2025	—	—	—	1,607	3,214	—	58,318
Cost-Per-Ton Reduction PSU	3/17/2025	2/27/2025	—	—	—	1,999	3,998	—	116,662
Relative TSR PSU	5/29/2025	5/29/2025	—	—	—	392	784	—	22,070
Bonus Program			175,000	350,000	—	—	—	—	—

(1)
Represents possible payouts that could have occurred under our 2025 Bonus Program for Mr. Preston and Ms. Sheehan. See “Compensation Discussion and Analysis – 2025 Cash Bonuses” above for additional information.

(2)	Represents potential vesting at enumerated levels of performance-vesting restricted stock units. See “Compensation Discussion and Analysis – Equity Awards” for additional information.
(3)
Holders of restricted stock generally have the same voting, regular dividend, and other rights as holders of our common stock. Holders of performance restricted stock units do not have voting or other rights as holders of our common stock but do have dividend equivalent rights with respect to ordinary dividends. With respect to any dividends or dividend equivalents to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock or performance restricted stock unit and will be forfeited if the underlying restricted stock or performance restricted stock unit is forfeited.

(4)
Represents time-based restricted shares granted to executives. The awards vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment. See “Compensation Discussion and Analysis – Equity Awards” for additional information.

(5)
Represents the aggregate grant date fair value of equity awards calculated in accordance with ASC Topic 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

(6)	Mr. Preston, departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   37   2026 Proxy Statement

Outstanding Equity Awards at the End of 2025
The following table provides information regarding outstanding restricted stock held by our executives as of December 31, 2025.

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Kevin S. Crutchfield	12/2/2024(2)	42,595	$1,181,159	—	$—
	12/2/2024(3)	—	—	7,457	206,783
	12/2/2024(4)	—	—	45,855	1,271,559
	3/17/2025(2)	27,416	760,246	—	—
	3/17/2025(7)	—	—	6,116	169,597
	3/17/2025(8)	—	—	11,022	305,640
	3/17/2025(9)	—	—	13,708	380,123
	5/29/2025(8)	—	—	2,686	74,483
Matthew D. Preston(10)	3/17/2023(2)	2,559	70,961	—	—
	3/17/2023(6)	—	—	2,694	74,705
	3/15/2024(2)	6,884	190,893	—	—
	3/15/2024(5)	—	—	7,490	207,698
	4/10/2024(2)	9,425	261,355	—	—
	3/17/2025(2)	8,567	237,563	—	—
	3/17/2025(7)	—	—	1,274	35,328
	3/17/2025(8)	—	—	2,296	63,668
	3/17/2025(9)	—	—	2,856	79,197
	5/29/2025(8)	—	—	560	15,529
Christina C. Sheehan	3/17/2023(2)	1,280	35,494	—	—
	3/17/2023(6)	—	—	1,347	37,352
	3/15/2024(2)	5,162	143,142	—	—
	3/15/2024(5)	—	—	5,618	155,787
	3/17/2025(2)	5,997	163,297	—	—
	3/17/2025(7)	—	—	893	24,763
	3/17/2025(8)	—	—	1,607	44,562
	3/17/2025(9)	—	—	1,999	55,432
	5/29/2025(8)	—	—	392	10,870

(1)	Market value is based on the closing market price of our common stock as reported on NYSE on December 31, 2025 ($27.73 per share).
(2)	Award of time-based restricted stock vests in three annual installments beginning on the first anniversary of the grant date, subject to continued employment.
Intrepid Potash, Inc.   38   2026 Proxy Statement

(3)
Award of aTSR PSUs. No vesting will occur until a TSR threshold price target is achieved, subject to continued employment at Intrepid. The last measurement date for a TSR threshold price target is December 31, 2028. The vest timing is determined by the date a TSR threshold price target is achieved. For TSR threshold price targets achieved on or before the first grant date anniversary, the PSUs earned for achieving the TSR threshold will vest in three annual installments beginning on the first anniversary of the grant date. For TSR threshold price targets achieved after the first grant date anniversary and before the 2nd grant date anniversary, one-third of the total PSUs earned will vest immediately upon achievement of the TSR threshold, one-third of the total PSUs earned will vest on the second grant date anniversary, and one-third of the total PSUs earned will vest on the third grant date anniversary. For TSR threshold price targets achieved after the second grant date anniversary and before the third grant date anniversary, two-thirds of the total PSUs earned will vest immediately upon achievement of the TSR threshold and one-third of the total PSUs will vest on the third grant date anniversary. For any TSR threshold price targets met after third grant date anniversary and on or before December 31, 2028, the PSUs earned will vest immediately. Any PSUs that have not become eligible to vest on or prior to December 31, 2028, are forfeited as of the close of business on December 31, 2028. An initial TSR hurdle was achieved in 2025, resulting in 932 PSUs vesting on December 2, 2025, and an additional 1,864 PSUs that will vest on the second and third anniversary of the grant date, subject to continued employment at Intrepid. Amounts reflect the target PSUs awarded, less the 932 PSUs that vested on December 2, 2025.

(4)
Award of rTSR PSUs. PSUs are eligible to vest based on the Company’s relative rank of the Company’s TSR during the period from January 1, 2025, through December 31, 2027, compared to the TSR of the constituent companies during the same period, subject to continued employment during this period. The constituent companies are those companies comprising the Russell 2000 Index as of January 1, 2025. Amounts shown reflect the target rTSR PSUs awarded.

(5)
Award vests in three equal annual installments if the Company satisfies certain performance criteria for the relevant periods, subject to the named executive officer’s continued employment with the Company through the vesting date. As of December 31, 2025, all of the performance thresholds have been met.

(6)
Award vests in three equal annual installments if the Company satisfies certain performance criteria for the relevant periods, subject to the named executive officer’s continued employment with the Company through the vesting date. As of December 31, 2025, none of the performance thresholds have been met.

(7)
Award of aTSR PSUs. No vesting will occur until a TSR threshold price target is achieved, subject to continued employment at Intrepid. The last measurement date for a TSR threshold price target is March 17, 2029. Once a TSR price target is achieved, the PSUs eligible to vest as a result of achievement of that TSR threshold vest in two equal tranches, with one-half vesting on the date on which the TSR hurdle was achieved and the remainder vesting on the one-year anniversary of the date on which the TSR hurdle was achieved. Any PSUs that have not become eligible to vest on or prior to March 17, 2029, are forfeited as of the close of business on March 17, 2029. As of December 31, 2025, the first target threshold has been met, resulting in the vesting of 2,038 PSUs (Crutchfield), 424 PSUs (Preston), and 297 PSUs (Sheehan). An additional 2,039 PSUs (Crutchfield), 425 PSUs (Preston), and 297 PSUs (Sheehan) will vest on July 25, 2026, subject to continued employment with Intrepid. Amounts shown reflect the target PSUs awarded, less the PSUs that vested in 2025.

(8)
Award of rTSR PSUs. PSUs are eligible to vest based on the Company’s relative rank of the Company’s TSR during the period from March 17, 2025, through March 17, 2028, compared to the TSR of the constituent companies during the same period, subject to continued employment during this period. The constituent companies are those companies comprising the Russell 2000 Index as of March 17, 2025. As of December 31, 2025, none of the performance thresholds have been met. Amounts shown reflect the target rTSR PSUs awarded.

(9)
Award of PSUs that are eligible to vest based on reduction in the Company’s potash production costs per ton from March 15, 2025, to December 31, 2027, subject to continued employment during this period. Potash production cost per ton will be measured on the Company’s average cost of producing one ton of potash for the 2027 calendar year.

(10)	Mr. Preston departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   39   2026 Proxy Statement

Options Exercised and Stock Vested in 2025
The following table provides information about options and restricted stock that vested in 2025 for each of our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Kevin S. Crutchfield	24,267	$641,762
Matthew D. Preston(2)	22,341	641,577
Christina C. Sheehan	9,872	286,024

(1)	Value was calculated by multiplying the number of shares that vested in 2025 by the closing market price of our common stock on the vesting date.
(2)	Mr. Preston departed from Intrepid on March 11, 2026.
Potential Payments Upon Termination or Change in Control
This section describes and quantifies potential payments that may be made to each of our executives at, following, or in connection with the termination of his or her employment or as a result of a change in control of Intrepid. For Mr. Crutchfield, these benefits are provided under his employment and his equity award agreements. For our other named executive officers, on March 5, 2026, we entered into a Change-in-Control Severance Agreement (a “CIC Severance Agreement”) with each of our executive officers (other than Mr. Crutchfield). Except for Mr. Crutchfield, executives are not entitled to cash severance benefits outside of a change in control.
Change in Control
Our named executive officers are generally not entitled to benefits solely upon the occurrence of a change in control, except with respect to the 2025 PSU awards. Vesting of the 2025 PSU awards accelerates upon the occurrence of a change in control as follows:
•	The 2025 rTSR Award vests based on actual performance measured through the date of the change in control;
•
The 2025 aTSR Award (i) accelerates the vesting of any unvested PSUs that were eligible to vest based on previous achievement of an aTSR hurdle, and (ii) provides for additional vesting if TSR measured as of the date of the change in control would meet any additional aTSR hurdle (with vesting pro-rated if TSR would be in between any of the additional hurdles); and

•	The 2025 Cost-Per-Ton Reduction Award vests at the greater of (i) target, or (ii) actual achievement measured as of the date of the change in control.
For purposes of Intrepid’s equity awards, a “change in control” generally occurs if any one of the following events occurs:
•	Any individual, entity, or group becomes the beneficial owner of more than 30% of our voting securities.
•	The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of our Board.
•
There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30% or less by our voting securityholders prior to the transaction.

•	Our stockholders approve a complete plan of liquidation or dissolution.
Intrepid Potash, Inc.   40   2026 Proxy Statement

Mr. Crutchfield
Qualifying Termination
Pursuant to his employment and equity award agreements, Mr. Crutchfield is entitled to certain separation benefits if he has a qualified termination (i.e. he is terminated without “Cause” or resigns for “Good Reason”) unrelated to a change in control. In such an event, Mr. Crutchfield is entitled to receive:
•	All earned but unpaid base salary and earned but unpaid annual bonus;
•	Vesting of any benefits;
•	Payment of any accrued but unused vacation;
•	Reimbursement of any un-reimbursed business expenses;
•	The sum of his base salary plus target bonus multiplied by: 175% if the termination occurs before December 2, 2026 and 150% if the termination occurs after December 2, 2026.
•	Accelerated vesting of the next unvested tranche, if any, of his December 2, 2024 restricted stock grant;
•
Accelerated or continued vesting of his December 2, 2024 PSU awards, as follows (i) for the aTSR Award, accelerated vesting of any PSUs that are eligible to vest based on previous achievement of an aTSR hurdle and that would otherwise vest within 12 months following termination, with any remaining unvested PSUs to remain outstanding for the lesser of 24 months or through the last day of the performance period; and (ii) for the rTSR Award, a pro-rated number of PSUs will remain outstanding and be eligible to vest at the end of the performance period as follows: one-third of the total PSUs will remain outstanding if the termination date is before December 2, 2025, two-thirds of the total PSUs will remain outstanding if the termination date is on or after December 2, 2025 and before December 2, 2026, and all PSUs will remain outstanding if the termination occurs on or after December 2, 2026, with the remainder of all PSUs during the above referenced time periods being forfeited;

•	Accelerated pro-rata vesting of his 2025 rTSR PSU award based on the Company’s rTSR achievement as of the date of termination; and
•	Coverage for Mr. Crutchfield and his eligible dependents under the Company’s group health insurance plan pursuant to COBRA or similar state law for an 18-month period.
Qualifying Termination Following a Change in Control
Mr. Crutchfield is also entitled to enhanced severance if he has a qualified termination related to a change in control. Mr. Crutchfield’s enhanced severance is “double-trigger,” in that the enhanced severance will be paid to Mr. Crutchfield only if he has a qualifying termination of employment (generally a termination without “Cause” or a termination by him for “Good Reason”) three months before or within 24 months after the change in control. In such an event, Mr. Crutchfield is entitled to receive:
•	All earned but unpaid base salary and earned but unpaid annual bonus;
•	Vesting of any benefits;
•	Payment any accrued but unused vacation;
•	Reimbursement of any un-reimbursed business expenses;
•	A pro-rata share of his target bonus for the fiscal year of the termination;
•	225% of his base salary plus his target bonus (reduced by any separation payments CEO may have received, if termination prior to three months before the change in control);
•	Accelerated vesting of any outstanding time-vested equity awards;
•	Accelerated vesting of any outstanding performance-based equity awards in accordance with the terms of the applicable award agreement; and
•	Coverage for Mr. Crutchfield and his eligible dependents under the Company’s group health insurance plan pursuant to COBRA or similar state law for an 18-month period.
Intrepid Potash, Inc.   41   2026 Proxy Statement

Restrictive Covenants; Definitions
To receive the benefits described above, Mr. Crutchfield is bound by non-solicitation provisions that prohibit Mr. Crutchfield from hiring our employees or soliciting our business relations for a period of 18 months following the date of termination.
“Cause” means Mr. Crutchfield’s: (i) material breach of his employment agreement, (ii) failure (other than as a result of any physical or mental disability or infirmity) or refusal to perform his duties; (iii) material violation of any written employment policy or rule of the Company, which results in or is likely to result in any material reputational or financial harm to the Company, (iv) misconduct or gross negligence in the performance of his duties to the Company that has a material adverse effect on the Company, (v) willful and material act of embezzlement, fraud or misappropriation of any funds, property, or business opportunity of the Company, (vi) illegal use or distribution of drugs or any abuse of alcohol that adversely affects Mr. Crutchfield’s performance in any material respect or (vii) indictment for, conviction of, or plea of guilty or nolo contendere to, any felony or any misdemeanor of moral turpitude.
“Good Reason” exists in the event any of the following actions are taken without Mr. Crutchfield’s consent: (i) a reduction in his base salary or target tonus opportunity, unless such reduction is not in excess of 10% of the base salary or target bonus opportunity and is implemented generally across the executive team in response to business conditions; (ii) a diminution in Mr. Crutchfield’s title, duties, responsibilities, or authorities; (iii) a requirement that Mr. Crutchfield report to an officer or employee other than the Board Chair; (iv) a relocation of Mr. Crutchfield’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (v) any other action or inaction by the Company that constitutes a material breach of its obligations under his employment agreement.
Other Executives
Qualifying Termination
Our other executive officers are generally not entitled to benefits upon a qualifying termination (i.e. a termination by us without “Cause” or by him for “Good Reason”) unrelated to a change in control, other than pro-rata vesting of their 2025 rTSR PSU awards based on the Company’s rTSR achievement as of the date of the qualifying termination.
Qualifying Termination Following a Change in Control
Pursuant to the Change in Control Severance Agreements, if an executive’s employment is terminated by us without “Cause” within 24 months of a change in control, the executive would be entitled to the following additional termination benefits:
•	A lump sum cash payment equal to one and a half times the executive’s (a) annual salary and (b) target annual bonus/short-term incentive in effect as of the date of termination;
•
A lump sum cash payment equal to an amount equal to the executive’s target annual bonus/short-term incentive multiplied by a fraction based on the number of days the executive was employed in the fiscal year in which the date of termination occurs;

•
A direct payment (or lump sum cash payment) for monthly premiums for continued COBRA coverage for the executive and the executive’s eligible dependents (as applicable) for one year following the date of termination;

•	If not specified in the applicable award agreement with respect to treatment on a change in control, accelerated vesting of any outstanding time-vested equity awards;
•
If not specified in the applicable award agreement with respect to treatment on a change in control, accelerated vesting of any outstanding performance-based equity awards, with performance goals deemed satisfied at the greater of (x) target, or (y) actual performance, in each case on the date of termination; and

•	Individual outplacement services up to a maximum of $10,000 for one year following the date of termination.
Restrictive Covenants; Definitions
To receive the benefits described above, all executives are bound by non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination and by confidentiality restrictions.
Intrepid Potash, Inc.   42   2026 Proxy Statement

“Cause” means any (a) conviction of, or pleading nolo contendere to, a felony; (b) engaging in theft, fraud, embezzlement, or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; or (d) willful failure to perform substantially the executive’s material duties that is not cured within 30 days.
Post-Employment or Change-in-Control Payments
The tables below quantify the post-employment and change-in-control payments to which our executives would be entitled upon the occurrence of the specified trigger events. All calculations assume that the termination of employment or change in control occurred on December 31, 2025, under the Change in Control Agreements that were approved for executive officers in 2026 and for Mr. Crutchfield, under the terms of his employment agreement. All equity award amounts are based on the number of shares or PSUs accelerated, multiplied by the closing market price of our common stock on the NYSE on December 31, 2025 ($27.73 per share).
Kevin S. Crutchfield

Type of Compensation	Termination without Cause or by Executive with Good Reason Unrelated to Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$2,100,000	$—	$2,700,000
Target Bonus for Year of Termination	600,000	—	600,000
Accelerated Vesting of Time-Based Equity Awards	590,566(1)	—	1,941,405(2)
Accelerated Vesting of Performance-Based Equity Awards	1,154,722(3)	929,842(4)	2,408,184
Other Benefits – Health & Welfare	27,974	—	27,974
Other Benefits – Outplacement Services	—	—	—
Total Post-Employment or Change-in-Control Compensation	$4,473,262	$929,842	$7,677,563

Matthew D. Preston(8)

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$—	$—	$1,030,200
Bonus for Year of Termination	—	—	282,800
Accelerated Vesting of Time-Based Equity Awards	—	—	760,745(2)
Accelerated Vesting of Performance-Based Equity Awards	20,883(3)	193,722(4)	654,650(5)
Other Benefits – Health & Welfare	—	—	31,528
Other Benefits – Outplacement Services	—	—	10,000
Total Post-Employment or Change-in-Control Compensation	$20,833	$193,722	$2,769,923

Intrepid Potash, Inc.   43   2026 Proxy Statement

Christina C. Sheehan

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$—	$—	$787,500
Bonus for Year of Termination	—	—	175,000
Accelerated Vesting of Time-Based Equity Awards	—	—	344,906(2)
Accelerated Vesting of Performance-Based Equity Awards	14,617(3)	135,572(4)	443,902(5)
Other Benefits – Health & Welfare	—	—	12,259
Other Benefits – Outplacement Services	—	—	10,000
Total Post-Employment or Change-in-Control Compensation	$14,617	$135,572	$1,773,567

(1)	Represents accelerated vesting of the next regularly scheduled vesting tranche of Mr. Crutchfield’s December 2, 2024, restricted stock award.
(2)
Represents accelerated vesting of all unvested restricted stock awards upon a change in control followed by a qualified termination. Executives are entitled to full vesting of all restricted stock upon a qualifying termination of employment within twenty-four months following a change in control, and in addition, Mr. Crutchfield is also entitled to such vesting upon a qualifying termination of employment within three months prior to a change in control.

(3)
Represents accelerated vesting of PSU awards upon a qualifying termination unrelated to a change in control. For Mr. Crutchfield, his 2024 rTSR award is pro-rated and deemed achieved at target at the end of the performance period, his 2024 aTSR award is included by assuming accelerated vesting of the PSUs already eligible to vest under his 2024 aTSR award (with no additional performance achievement of such aTSR award) and assuming target level achievement as of the date of termination, and his 2025 rTSR awards are included on a pro-rated basis, assuming target level of achievement as of the date of termination. For the other named executive officers, amounts represent accelerated vesting of the 2025 rTSR awards only, on a pro-rated basis, assuming target level of achievement as of the date of termination.

(4)
Represents accelerated vesting of 2025 PSU awards upon the occurrence of a change in control. Amounts assume target level of achievement of both 2025 rTSR and 2025 Cost Per Ton award PSUs, and accelerated vesting of PSUs already eligible to vest under the 2025 aTSR awards (with no additional performance achievement of such aTSR awards and assuming target level of achievement as of the date of termination).

(5)
Represents target vesting of all outstanding PSUs upon a change in control followed by a qualified termination. Executives are generally entitled to vesting of PSUs upon a qualifying termination of employment within twenty-four months following a change in control (and within 3 months period to a change in control, for Mr. Crutchfield) provided the PSU performance thresholds were achieved. Amounts assume target level of achievement of 2023 PSU awards, and actual level of achievement of PSUs issued in March 2024. Amounts assume target level of achievement of Mr. Crutchfield’s 2024 rTSR PSUs, and accelerated vesting of his PSUs already eligible to vest under his 2024 aTSR award (with no additional performance achievement of such aTSR award). Amounts also assume target level of achievement of both 2025 rTSR and 2025 Cost Per Ton award PSUs for all named executive officers, and accelerated vesting of PSUs already eligible to vest under the 2025 aTSR awards for all named executive officers (with no additional performance achievement of such aTSR awards).

(6)
Represents COBRA premiums for Mr. Crutchfield and eligible dependents for up to an 18-month period from the date of termination or when Mr. Crutchfield becomes eligible for group health insurance coverage due to subsequent employment.

(7)	Represents COBRA premiums for up to one year from the date of termination or when the executive obtains coverage under another employer’s medical plan.
(8)	Mr. Preston departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   44   2026 Proxy Statement

Benefits on Death or Disability
Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. In addition, executives and other senior employees who hold equity awards are entitled to accelerated vesting on their unvested equity awards in accordance with the terms of the award agreements, which generally provide for full vesting of all restricted stock awards, and pro-rated vesting of PSUs based on achievement against relevant performance metrics (except with respect to the 2025 Cost-Per-Ton Reduction Award, which is pro-rated and vests at target).
Assuming a termination of employment due to death or disability on December 31, 2025, the value of this accelerated vesting for each of our executives would have been as follows:

Name	Accelerated Vesting of Equity Awards(1)
Kevin S. Crutchfield	$ 2,658,540
Matthew D. Preston(2)	$ 1,272,005
Christina C. Sheehan	$688,454

(1)
Amount was calculated by multiplying the number of shares or PSUs that would vest if the executive died or became disabled on December 31, 2025, by the closing market price of our common stock as reported on NYSE on December 31, 2025 ($27.73 per share). For purposes of the foregoing disclosure, all unvested restricted stock is deemed to vest in full, all 2023 PSU awards are deemed to vest at target, all 2024 PSUs are deemed to vest based on actual results, all rTSR PSUs are deemed to vest on a pro-rata basis assuming achievement at target, all Cost Per Ton PSUs are deemed to vest on a pro-rata basis at target, and all unvested aTSR PSUs that were eligible to vest based on achievement of a previous TSR hurdle are also deemed to vest.

(2)	Mr. Preston departed from Intrepid on March 11, 2026.
All executives are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. We estimate that these executives would be entitled to up to approximately $30,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.
Intrepid Potash, Inc.   45   2026 Proxy Statement

CEO Pay Ratio
This section provides information about the ratio of the 2025 annual total compensation of the CEO (Kevin Crutchfield) to the median of the 2025 annual total compensation of our other employees. The CEO pay ratio shown below is a reasonable estimate calculated in a manner consistent with SEC rules.
Mr. Crutchfield’s 2025 annual total compensation as reported in the Summary Compensation Table (“SCT”) was $3,887,607. The 2025 annual total compensation of our median employee was $101,651. Thus, the ratio of Mr. Crutchfield’s 2025 annual total compensation to the median of the 2025 annual total compensation of all other employees was 38.2 to 1.0.
We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We determined our median employee based on taxable wages of each of our employees, excluding Mr. Crutchfield, as of December 31, 2025. Our median employee is a truck mechanic and did not receive any equity awards in 2025. After identifying the median employee based on 2025 total taxable wages, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table above in this Proxy Statement. Because different companies use different methods to determine their estimated CEO pay ratio, the estimated CEO pay ratio above should not necessarily be used as a basis for comparisons between companies.
Intrepid Potash, Inc.   46   2026 Proxy Statement

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Robert P. Jornayvaz III[1] ($)	Summary Compensation Table Total for Matthew D. Preston[1] ($)	Summary Compensation Table Total for Kevin S. Crutchfield[1] ($)	Compensation Actually Paid to Robert P. Jornayvaz III[1,2,3] ($)	Compensation Actually Paid to Matthew D. Preston[1,2,3] ($)	Compensation Actually Paid to Kevin S. Crutchfield[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Adjusted EBITDA ($ Millions)[5]
									TSR ($)	Peer Group TSR ($)
2025	—	—	3,887,607	—	—	4,455,829	1,167,195	1,358,768	114.82	146.19	11.2	63.1
2024	2,077,360	1,833,935	3,681,393	(651,252)	1,816,820	2,970,956	1,004,322	1,015,252	90.77	124.14	(212.8)	8.6
2023	3,056,264	—	—	1,850,584	—	—	691,979	502,364	98.92	131.10	(35.7)	41.6
2022	3,955,693	—	—	7,424,996	—	—	655,066	378,521	119.54	118.10	72.2	141.7
2021	3,940,695	—	—	8,680,400	—	—	462,920	479,980	176.94	127.78	249.8	67.6

1.
Robert P. Jornayvaz III served as PEO from 2020 to April 2024. Matthew D. Preston served as PEO from April 2024 to December 2024. Kevin S. Crutchfield served as PEO from December 2024 to year-end. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Matthew D. Preston	Matthew D. Preston	Matthew D. Preston	Christina C. Sheehan	Matthew D. Preston
Robert E. Baldridge	Robert E. Baldridge	Christina C. Sheehan		Christina C. Sheehan
Kyle R. Smith	Kyle R. Smith	E. Brian Stone
E. Brian Stone	E. Brian Stone

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Kevin S. Crutchfield ($)	Exclusion of Stock Awards for Kevin S. Crutchfield ($)	Inclusion of Equity Values for Kevin S. Crutchfield ($)	Compensation Actually Paid to Kevin S. Crutchfield ($)
2025	3,887,607	(2,151,284)	2,719,506	4,455,829

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,167,195	(451,763)	643,336	1,358,768

Intrepid Potash, Inc.   47   2026 Proxy Statement

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kevin S. Crutchfield ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kevin S. Crutchfield ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kevin S. Crutchfield ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kevin S. Crutchfield ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kevin S. Crutchfield ($)	Total - Inclusion of Equity Values for Kevin S. Crutchfield ($)
2025	1,882,703	678,756	73,144	83,903	—	2,719,506

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	400,700	125,343	12,903	106,390	—	643,336

4.
The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Basic Materials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025.The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Dow Jones U.S. Basic Materials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025. Adjusted EBITDA is a non-GAAP financial measure. More information on Adjusted EBITDA can be found in the “2025 Cash Bonus Program” section of the Compensation Discussion and Analysis in this proxy statement.

Intrepid Potash, Inc.   48   2026 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company, and the Dow Jones U.S. Basic Materials Index TSR.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
TSR (12/31/2020 Indexed to $100)
Fiscal Year
2020
2021
2022
2023
2024
2025
10
8
6
4
2
0
-2
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
8.7
7.4
1.9
-0.7
1.8
3.0
4.5
0.5
0.4
0.5
1.0
1.4
100.00
176.94
119.54
98.92
90.77
114.82
100.00
127.78
118.10
131.10
124.14
146.19
Robert P. Jornayvaz III Compensation Actually Paid
Matthew D. Preston Compensation Actually Paid
Kevin S. Crutchfield Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Intrepid Potash TSR
Dow Jones U.S. Basic Materials Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Intrepid Potash, Inc.   49   2026 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA ($ Millions)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA ($ Millions) during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA
Production Cost Per Ton
Company Objectives
Capital Investments
HSE Targets

Intrepid Potash, Inc.   50   2026 Proxy Statement

Director Compensation
Director Compensation Policy
The Compensation Committee periodically reviews director compensation and, if appropriate, recommends any changes to our Board for its approval. Recommendations are based on a review of compensation for nonemployee directors of peer companies of comparable size based on general industry data collected by the Compensation Committee’s independent compensation consultant. In 2025, F.W. Cook, the Compensation Committee’s independent compensation consultant, reviewed and made recommendations to the Compensation Committee for changes to nonemployee director compensation, which our Board approved in May 2025.
Our director compensation program for 2025 provided for the following compensation for nonemployee directors:

	2024	2025
Annual cash retainer	$90,000	$90,000
Annual grant of restricted stock with one-year vesting	$85,000	$85,000
Additional annual cash retainer to Board Chair	$75,000	$75,000
Additional annual cash retainer to each committee chair:
Audit Committee	$15,000	$17,500
Compensation Committee	$10,000	$12,500
Nominating, Corporate Governance, Health, Safety, and Sustainability Committee(1)(2)	$7,500	$12,500
Environmental, Health, Safety, and Sustainability (EHSS) Committee(1)(3)	$7,500	$7,500
Operations Advisory Council(4)		$1,500/meeting

(1)
The compensation for the Nominating and Corporate Governance Committee chairperson and Environmental, Health, Safety, and Sustainability Committee chairperson increased from $7,500 to $10,000, effective January 1, 2025; and increased the compensation for the chairperson of the Nominating, Corporate Governance, Health, Safety, and Sustainability Committee from $10,000 to $12,500 on May 29, 2025, to be effective January 1, 2025, which was prorated based on the time for which chairs served.

(2)	On March 25, 2025, our Board amended the name of Nominating and Corporate Governance Committee to the Nominating, Corporate Governance, Safety, and Sustainability Committee.
(3)	Our Board dissolved the EHSS Committee on March 25, 2025, and director compensation for the chairperson of the EHSS Committee was prorated accordingly.
(4)	Our Board created the Operations Advisory Council on March 25, 2025.
Cash retainers are generally paid in quarterly installments. The annual restricted stock grant is made at the first Board meeting after the Annual Meeting.
Intrepid Potash, Inc.   51   2026 Proxy Statement

Director Compensation Table
The table below sets forth the compensation paid to or earned by our directors, other than Mr. Crutchfield, whose compensation is reported above under the heading “Executive Compensation – 2025 Summary Compensation Table.” We did not provide any additional compensation to Mr. Crutchfield for his service on our Board. For all other directors, the amounts reported in the table below represent compensation paid to or earned by them in accordance with our nonemployee director compensation policy.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Gonzalo M. Avendano	$91,750	$113,149	$204,899
Chris A. Elliott	95,000	84,976	179,976
Hugh E. Harvey, Jr.	107,000	84,976	191,976
Lori A. Lancaster	105,000	84,976	189,976
Mary E. McBride	110,000	84,976	194,976
Barth E. Whitham	172,000	84,976	256,976
William M. Zisch	99,334	84,976	184,310

(1)
This amount represents the grant date fair value of annual and restricted stock awards granted in 2025 for all nonemployee directors, calculated in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

Our directors held the following shares of restricted stock as of December 31, 2025:

Name	Shares of Restricted Stock
Gonzalo M. Avendano	2,288
Chris A. Elliott	2,288
Hugh E. Harvey, Jr.	2,288
Lori A. Lancaster	2,288
Mary E. McBride	2,288
Barth E. Whitham	2,288
William M. Zisch	2,288

Intrepid Potash, Inc.   52   2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information regarding the beneficial ownership of our common stock as of April 7, 2026, by the following persons:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board and each named executive officer named in the Summary Compensation Table above; and
•	all members of our Board and current executive officers as a group.
The table is based on information that we received from these individuals and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or other equity awards that are exercisable as of April 7, 2026, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the awards for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock generally have the same voting and other rights as holders of our common stock, and therefore, are included in the beneficial ownership for each applicable person.
To our knowledge, none of our directors or executive officers have pledged as security any of the shares that they beneficially own. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his or her spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Beneficially Owning More Than 5%
Clearway Capital Management, LLC	1,203,222(2)	9.0%
Gate City Capital Management, LLC	788,880(3)	5.9%
Directors and Named Executive Officers
Gonzalo M. Avendano	3,328	*
Chris A. Elliott	46,685	*
Lori A. Lancaster	15,340	*
Hugh E. Harvey, Jr.	6,725	*
Mary E. McBride	23,875	*
Barth E. Whitham	49,379	*
William M. Zisch	12,935	*
Kevin S. Crutchfield	105,915	*
Matthew D. Preston(4)	17,059	*
Christina C. Sheehan	28,187	*
Current directors and executive officers, as a group (11 persons)	310,046	2.3%

*	Less than 1%
(1)
The percentage ownership for each stockholder on April 7, 2026, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 13,433,741 shares of our common stock outstanding on April 7, 2026.

(2)	Based solely on a Schedule 13D/A filed with the SEC on February 4, 2026. The principal business office of Clearway Capital Management, LLC is 240 Crandon Blvd., Suite 250, Key Biscayne, FL 33149.
(3)	Based solely on a Schedule 13G filed with the SEC on March 2, 2026. The principal business office of Gate City Capital Management, LLC is 8725 W. Higgins Road, Suite 530, Chicago, IL 60631.
(4)	Mr. Preston departed from Intrepid on March 11, 2026.
Intrepid Potash, Inc.   53   2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers, and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2025 all applicable Section 16(a) filing requirements were complied with on a timely basis, except for the following:
•	a Form 4 for Robert Jornayvaz with respect to a sale transaction on each of February 27, 2025, April 1, 2025 and July 22, 2025.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025, regarding our Amended and Restated Equity Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,395	$10.30	757,254
Equity compensation plans not approved by security holders	—	—	—
Total	1,395	$10.30	757,254

Intrepid Potash, Inc.   54   2026 Proxy Statement

Certain Relationships and Related-Person Transactions
Policy on Transactions with Related Persons
Our Board has adopted a written policy with respect to related-person transactions. Under this policy, the Audit Committee must review and approve or ratify any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. In addition, related-person transactions must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10%) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.
In addition, our Board-adopted Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of the opportunity through his or her affiliation with us.
Our Board or the Audit Committee approved each of the arrangements described below under the heading “—Related-Person Transactions” pursuant to our policy when we originally entered into or agreed to it.
Related-Person Transactions
Set forth below is a description of transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2025.
Cooperation Agreement
In connection with Mr. Avendano’s appointment to our Board, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Clearway Capital Management LLC and certain other persons and entities listed on Schedule A thereto (together with Clearway, the “Investor Group”). Pursuant to the Cooperation Agreement, the Investor Group agreed not to conduct a proxy contest or engage in any solicitation of proxies regarding the election of directors with respect to the 2025 and 2026 Annual Meetings of Stockholders.
Under the Cooperation Agreement, the Investor Group also agreed to abide by certain voting commitments, customary standstill obligations, and mutual non-disparagement provisions which remain in effect 30 calendar days prior to the last day of the advance notice period for the submission by stockholders of non-proxy access director nominations for the Company’s 2027 Annual Meeting of Stockholders. The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 15, 2025.
Intrepid Potash, Inc.   55   2026 Proxy Statement

Householding
We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the Notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, Attention: Corporate Secretary, or call us at (303) 296-3006. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 18, 2026, unless the date of our 2027 Annual Meeting is more than 30 days before or after May 28, 2027, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an Annual Meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding Annual Meeting. Accordingly, notice of stockholder proposals for the 2027 Annual Meeting of Stockholders must be received by us between January 28, 2027 and February 27, 2027. If the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or 70 days after May 28, 2027, we must receive the proposal or nomination no earlier than the 120th day before the Annual Meeting date and no later than the 90th day before the Annual Meeting date, or the 10th day following the day on which public disclosure of the date of the 2027 Annual Meeting of Stockholders is made. In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, the proposing stockholder should also comply with the additional requirements of a proper notice under SEC Rule 14a-19, which includes the statement that such stockholder intends to solicit at least 67% of the voting power of our shares of common stock entitled to vote on the election of directors in support of director nominees other than our nominees. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.
Annual Report on Form 10-K and Other SEC Filings
At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, without charge. You should send your written requests to Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.
You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC’s website at sec.gov.
Intrepid Potash, Inc.   56   2026 Proxy Statement

Other Matters
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors,

Kevin S. Crutchfield
Chief Executive Officer
April 17, 2026
Intrepid Potash, Inc.   57   2026 Proxy Statement

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IPI2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors.

Nominees

	For	Against	Abstain
1a. Kevin S. Crutchfield	☐	☐	☐
1b. William M. Zisch	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000703895_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

INTREPID POTASH, INC.
Annual Meeting of Stockholders
May 28, 2026 10:00 AM (MDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kevin S. Crutchfield and Christina C. Sheehan or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTREPID POTASH, INC. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held on May 28, 2026 at 10:00 a.m., MDT, via live webcast at www.virtualshareholdermeeting.com/IPI2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000703895_2 R2.09.05.010